     As filed with the Securities and Exchange Commission on March 31, 2003
                                                    Registration No. 333-104030



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------

                               AMENDMENT NO. 1 TO
                                    FORM F-10
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------


                             TEMBEC INDUSTRIES INC.
             (Exact name of Registrant as specified in its charter)*
                              ---------------------


                Canada                       2411, 2421, 2611, 2621, 2631                 Not Applicable
  (Province or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.,
    incorporation or organization)            Classification Code Number)                 if applicable)

                              ---------------------


     800 Rene-Levesque Boulevard West, Suite 2790, Montreal, Quebec, H3B 1X9
                                 (514) 871-0137
   (Address and telephone number of Registrant's principal executive offices)
                                  ------------



                        Kronish Lieb Weiner & Hellman LLP
              1114 Avenue of the Americas, New York, New York 10036
                                 (212) 479-6000
                       Attention: Russell S. Berman, Esq.
 (Name, address (including zip code) and telephone number (including area code)
                   of agent for service in the United States)

                              ---------------------

                                   Copies to:


            Lorna J. Telfer                         Claude Imbeau                          Jason Lehner
         McCarthy Tetrault LLP                  Tembec Industries Inc.                 Shearman & Sterling
           1170 Peel Street                800 Rene-Levesque Boulevard West            Commerce Court West
              Le Windsor                              Suite 2790                    199 Bay Street, Suite 4405
       Montreal, Quebec H3B 4S8               Montreal, Quebec, H3B 1X9              Toronto, Ontario M5L 1E8
            (514) 397-4184                          (514) 871-0137                        (416) 360-2974


Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

                           Province of Quebec, Canada
                (Principal Jurisdiction Regulating this Offering)


It is proposed that this filing shall become effective (check appropriate box):

A. [ ] Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. [X] At some future date (check appropriate box below).
1. [ ] Pursuant to Rule 467(b) on (       ) at (          )(designate a time not
       sooner than seven calendar days after filing).
2. [ ] Pursuant to Rule 467(b) on (       ) at (          )(designate a time
       seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or
       notification of clearance on (         ).

3. [X] Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4. [ ] After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


* Information regarding the Guarantor is contained in the Table of Additional Registrants, below.

                         TABLE OF ADDITIONAL REGISTRANTS


Tembec Inc.                              Quebec                                Not Applicable
(Exact name of Registrant as specified   (Province or other jurisdiction of    (I.R.S. Employer Identification
in its charter)                          incorporation or organization)        No., if applicable)




     800 Rene-Levesque Boulevard West, Suite 2790, Montreal, Quebec H3B 1X9
                                 (514) 871-0137
   (Address and telephone number of Registrant's principal executive offices)

                                     PART I

                             INFORMATION REQUIRED TO
                     BE DELIVERED TO OFFEREES OR PURCHASERS

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold nor may any offer to buy be accepted until the registration statement filed with the United States Securities and Exchange Commission relating to these securities becomes effective. This preliminary Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.



No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.





                                                                 March 28, 2003


                                U.S.$100,000,000


[GRAPHIC]                    Tembec Industries Inc.

                     8.625% Senior Notes due June 30, 2009
                  Unconditionally Guaranteed as to Payment of
                  Principal, Premium, if any, and Interest by
                                  Tembec Inc.
                                 -------------

         Tembec Industries hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal", which together with this Prospectus, constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to U.S.$100,000,000 of 8.625% Senior Notes due June 30, 2009 of Tembec Industries (the "Exchange Notes"), which have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement (the "Registration Statement") of which this Prospectus constitutes a part, for a like principal amount of the issued and outstanding U.S.$100,000,000 aggregate principal amount of 8.625% Senior Notes due June 30, 2009 of Tembec Industries which were issued on March 14, 2003 (the "Original Notes"), with the holders thereof. The Exchange Notes and the Original Notes are collectively referred to herein as the "Notes".

         The Exchange Notes are offered hereunder in order to satisfy certain obligations of Tembec Industries under the Exchange and Registration Rights Agreement dated March 14, 2003 (the "Registration Rights Agreement") among Tembec Industries, Tembec and the initial purchaser of the Original Notes (the "Initial Purchaser").

         The Exchange Notes will evidence the same debt as the Original Notes and will be issued, and holders thereof will be entitled to the same rights as holders of the Original Notes, under the Indenture (as defined herein) governing the Notes. The terms of the Exchange Notes are identical in all material respects to the Original Notes except for certain transfer restrictions and registration rights relating to the Original Notes and except that, in the event of a Registration Default (as defined herein), special interest, in addition to the interest set forth below, shall accrue on the Original Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period (as defined herein) and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Original Notes shall bear interest at the original rate; provided, however, that if after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. See "Description of the Notes - Exchange Offer; Registration Rights".

         Tembec Industries will pay interest on the Notes on June 30 and December 30 of each year. The first such payment will be made on June 30, 2003. The Notes will be issued only in registered book-entry form, in denominations of U.S.$1,000 and integral multiples of U.S.$1,000. Tembec will guarantee the payment of principal, premium, if any, and interest on the Notes.

         On or after June 30, 2004, Tembec Industries has the option to redeem all or a portion of the Notes at the redemption prices set forth herein. Tembec Industries also has the right to redeem all of the Notes at any time if Canadian law changes to require Tembec Industries or Tembec to withhold taxes from payments on the Notes. If Tembec Industries or Tembec experiences specific kinds of changes of control, Tembec Industries or Tembec must make an offer to purchase the Notes at 101% of their principal amount, plus accrued interest to the date of purchase.

         See "Risk Factors" beginning on page 14 herein to read about certain factors you should consider before participating in the Exchange Offer.

                                 -------------

         Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                                 -------------

         Because we are a Canadian company, we are permitted to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with Canadian generally accepted accounting principles, and they may be subject to Canadian auditing and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

         Owning the Notes may subject you to tax consequences both in the United States and Canada. This Prospectus may not describe these tax consequences fully. You should read the tax discussion beginning on page 73.

         Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Canada, some of our officers and directors and some of the experts named in this Prospectus are Canadian residents, and substantially all of our assets and the assets of those officers, directors and experts are located outside of the United States.

                                 -------------

         Tembec Industries is making the Exchange Offer in reliance on the position of the staff of the United States Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to other parties in other transactions. Tembec Industries has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based upon these interpretations by the staff of the Commission, Tembec Industries believes that Exchange Notes issued pursuant to the Exchange Offer in exchange of Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder which is (i) a broker-dealer who purchased such Original Notes directly from Tembec Industries for resale pursuant to Rule 144A or other available exemptions under the Securities Act, (ii) a broker-dealer who acquired such Original Notes as a result of market-making or other trading activities or (iii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of Tembec Industries (an "Affiliate"), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Holders of Original Notes accepting the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission as set forth in such no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder of Original Notes who is using the Exchange Offer to participate in the distribution of Exchange Notes must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

         Each broker-dealer (other than an Affiliate of the Company) that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Notes as a result of market-making activities or other trading activities and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes thereof. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes acquired as a result of market-making activities or other trading activities. Tembec Industries has agreed that, for a period ending on the earlier of the 180th day after the Exchange Offer has been completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the Registration Rights Agreement), it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution". Any broker-dealer and any other person who is an Affiliate of Tembec Industries may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

         There is currently no market for the Exchange Notes. Although the Initial Purchaser has informed Tembec Industries that it currently intends to make a market in the Notes, it is not obliged to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. Tembec Industries does not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes through the Nasdaq Stock Market.

         Any Original Notes not tendered and accepted in the Exchange Offer will remain outstanding and the holders thereof will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of the Original Notes will continue to be subject to the existing restrictions upon transfer thereof and Tembec Industries will have no further obligation to such holders to provide for registration under the Securities Act of the Original Notes held by them. To the extent that Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Original Notes could be adversely affected. Although the Original Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market, it is not expected that an active market for the Original Notes will develop while they are subject to restrictions on transfer.


         Tembec Industries will accept for exchange any and all Original Notes that are validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be May 2, 2003 (the "Expiration Date"), unless the Exchange Offer is extended by the Company, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Original Notes being tendered or accepted for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by Tembec Industries and to the terms and provisions of the Registration Rights Agreement. An Exchange Note will bear interest from the later of December 30, 2002 and the last interest payment date of the Original Notes to occur prior to the issue date of such Exchange Note. Holders of the Original Notes whose Original Notes are accepted for exchange pursuant to the Exchange Offer will not receive interest on such Original Notes for any period subsequent to the later of December 30, 2002 and the last interest payment date to occur prior to the issue date of such Exchange Note.


===============================================================================
         HOLDERS OF ORIGINAL NOTES SHOULD USE THE BLUE LETTER OF TRANSMITTAL AND THE GREEN NOTICE OF GUARANTEED DELIVERY IN MAKING THEIR TENDERS.
===============================================================================

         The Notes have not been and will not be qualified for sale under the securities laws of Canada or any province or territory of Canada. The Notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada, or to any resident thereof, in violation of the securities laws of Canada or any province or territory of Canada.

         No securities commission or similar authority in Canada has in any way passed upon the merits of the Notes offered hereunder and any representation to the contrary is an offense.

         You should be aware that, during the period of the Exchange Offer, Tembec or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable laws or regulations of Canada or its provinces or territories.

                        ENFORCEMENT OF CIVIL LIABILITIES

         The enforcement by investors of civil liabilities under applicable U.S. federal and state securities laws may be affected adversely by the fact that Tembec Industries and Tembec are incorporated under the laws of Canada and Quebec, respectively, that some or all of the officers and directors of Tembec Industries and Tembec may be residents of Canada or other non-U.S. countries, that some or all of the experts named in this Prospectus may be residents of Canada or other non-U.S. countries, and that all or a substantial portion of the assets of Tembec Industries, Tembec and said persons may be located outside the United States. As a result, it may be difficult or impossible for U.S. investors to effect service of process within the United States upon Tembec Industries, Tembec or such persons or to realize against them in the United States upon judgments of courts of the United States predicated upon civil liabilities of Tembec Industries, Tembec or such persons under applicable U.S. federal and state securities laws. In addition, investors should not assume that courts in Canada or in the countries where such persons reside or in which the assets of Tembec Industries, Tembec or such persons are located (i) would enforce judgments of U.S. courts obtained in actions against Tembec Industries, Tembec or such persons predicated upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against Tembec Industries, Tembec or such persons predicated upon such laws. See "Description of the Notes -- Enforceability of Judgments".

                               Exchange Rate Data

         Tembec prepared its financial statements in Canadian dollars. In this Prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars.


         The following table sets forth certain exchange rates based upon the noon buying rate (the "Noon Buying Rate") in New York City for cable transfers in foreign currencies for custom purposes by the Federal Reserve Bank of New York. Such rates are set forth as U.S. dollars per Cdn$1.00 and are the inverse of the rate quoted by the Federal Reserve Bank of New York for Canadian dollars per U.S.$1.00. On March 27, 2003, the inverse of the Noon Buying Rate was $1.00 per U.S.$0.6815.


                     Three-month   Three-month
                     period ended  period ended      Twelve months ended
                     December 28,  December 29,        September 30,
                      ---------     ---------   -----------------------------
                         2002          2001       2002        2001      2000
                      ---------     ---------   --------    -------   -------

Low ...............    0.6272        0.6241     0.6200      0.6330    0.6629
High ..............    0.6459        0.6418     0.6619      0.6969    0.6969
Period end ........    0.6376        0.6267     0.6304      0.6330    0.6636
Average rate(1)....    0.6390        0.6306     0.6352      0.6585    0.6792

-------------
(1) The average of the exchange rates on the last day of each month during each three-month period or each twelve-month period, as the case may be.

                                 -------------

                Special Note Regarding Forward-Looking Statements


         Certain statements included and incorporated by reference in this Prospectus are "forward-looking statements" as defined under Section 27A of the Securities Act. Forward-looking statements are statements other than historical information or statements of current condition. These forward-looking statements may include statements in the Summary, under the caption "Risk Factors" and elsewhere in this Prospectus. Some forward-looking statements may be identified by such terms as "believes", "anticipates", "intends", or "expects". Such forward-looking statements involve unknown and uncertain risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: countervailing and antidumping duties; general risks related to the forestry products industry including adverse economic conditions and the cyclical nature of the business; competition; leverage and ability to service debt; prior ranking indebtedness and adverse consequences of holding company structure; availability of fiber and changes in stumpage fees; availability and cost of wood chips; environmental and government regulatory risk; natural disasters affecting forest products; ability to harvest timber; currency and commodity price exposure; military action in Iraq; labor disruptions; trade tariffs; aboriginal issues; risks associated with acquisition strategy; and capital intensive operations. See "Risk Factors". Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Tembec Industries and Tembec undertake no obligation to release publicly the results of any future revisions made to any forward-looking statements to reflect events or circumstances after the date hereof, to reflect the occurrence of anticipated events or to reflect any change in business strategy.

                               Prospectus Summary

         The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information contained elsewhere in this Prospectus and in the documents incorporated by reference. In this Prospectus, (i) the "Company" refers to, as the context may require, Tembec Industries Inc. (a wholly-owned subsidiary of Tembec Investments Inc.) or Tembec Industries Inc., together with one or more of its subsidiaries and associates,
(ii) "Tembec Investments" refers to Tembec Investments Inc., a wholly-owned subsidiary of the Guarantor, (iii) the "Guarantor" refers to Tembec Inc., and
(iv) "Tembec" refers to, as the context may require, the Guarantor or the Guarantor together with one or more of its subsidiaries.


                               The Exchange Offer

Securities Offered.............      U.S.$100,000,000 principal amount of
                                     8.625% Senior Notes due June 30, 2009,
                                     which have been registered under the
                                     Securities Act. The terms of the
                                     Exchange Notes are identical in all
                                     material respects to the Original
                                     Notes except for certain transfer
                                     restrictions and registration rights
                                     relating to the Original Notes.

The Exchange Offer.............      The Exchange Notes are being offered
                                     in exchange for a like principal
                                     amount of Original Notes. The issuance
                                     of the Exchange Notes is intended to
                                     satisfy certain obligations of the
                                     Company under the Registration Rights
                                     Agreement. The Exchange Notes will
                                     evidence the same debt as the Original
                                     Notes and will be issued, and holders
                                     thereof will be entitled to the same
                                     rights as holders of the Original
                                     Notes, under the Indenture. The
                                     Exchange Offer is not conditional upon
                                     any minimum principal amount of
                                     Original Notes being tendered or
                                     accepted for exchange.



Tenders, Expiration Date;
Withdrawal.....................      The Exchange Offer will expire at
                                     5:00 p.m., New York City time, on
                                     May 2, 2003, or at such later date
                                     and time to which it is extended by
                                     the Company in its sole discretion.
                                     Tenders of outstanding Notes may be
                                     withdrawn at any time prior to 5:00
                                     p.m., New York City time, on the
                                     Expiration Date. Any Original Notes
                                     not accepted for exchange for any
                                     reason will be returned without
                                     expense to the tendering holders
                                     thereof as promptly as practicable
                                     after the expiration or termination
                                     of the Exchange Offer. See "The
                                     Exchange Offer" for a description
                                     of the procedures for tendering the
                                     Original Notes.


Tax Consequences...............      The exchange of the Original Notes for
                                     Exchange Notes will not constitute a
                                     recognition event for United States
                                     Federal income tax purposes. See
                                     "Certain U.S. Federal Income Tax
                                     Considerations".


Use of Proceeds................      There will be no cash proceeds from
                                     the issuance of the Exchange Notes
                                     pursuant to the Exchange Offer. The
                                     net proceeds from the sale of the
                                     Original Notes, excluding accrued
                                     interest, are estimated to be
                                     approximately U.S.$98.5 million ($144.5
                                     million based on the Noon Buying Rate
                                     on March 27, 2003). The Company
                                     intends to use the net proceeds from
                                     the sale of the Notes for general
                                     corporate purposes to fund the
                                     Company's operations (which may
                                     include asset or Company acquisitions)
                                     in Canada and the United States.

Exchange Agent.................      HSBC Bank USA is serving as Exchange
                                     Agent (the "Exchange Agent") for the
                                     Exchange Offer.

    Consequences of Exchanging Original Notes Pursuant to the Exchange Offer

         The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain no-action letters addressed to other parties in other transactions. The Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder which is (i) a broker-dealer who purchased such Original Notes directly from the Company for resale pursuant to Rule 144A or other available exemptions under the Securities Act, (ii) a broker-dealer who acquired such Original Notes as a result of market-making or other trading activities or (iii) a person that is an Affiliate of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Holders of Original Notes accepting the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission as set forth in such no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder of Original Notes who is using the Exchange Offer to participate in the distribution of Exchange Notes must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

         Each broker-dealer (other than an Affiliate of the Company) that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Notes as a result of market-making activities or other trading activities and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes thereof. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period ending on the earlier of the 180th day after the Exchange Offer has been completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the Registration Rights Agreement), it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution". Any broker-dealer and any other person who is an Affiliate of the Company may not rely on such no-action letters and must comply with the registration and Prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

            Effect of the Exchange Offer on Holders of Original Notes

         As a result of the making of the Exchange Offer, and upon acceptance for exchange of all Original Notes that have been properly tendered and not withdrawn pursuant to the Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreements and, accordingly, the holders of the Original Notes will have no further registration rights under the Registration Rights Agreement, except that, in certain limited circumstances, the Company is required to file with the Commission a Shelf Registration Statement (as defined herein). See "Description of the Notes--Exchange Offer; Registration Rights". Any Original Notes not tendered and accepted in the Exchange Offer will remain outstanding and the holders thereof will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. All untendered, and tendered but unaccepted, Original Notes will continue to be subject to the restrictions on transfer provided for in the Original Notes and the Indenture. To the extent that Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Original Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange".

                        Summary Description of the Notes

         The Exchange Notes will evidence the same debt as the Original Notes and will be issued, and the holders thereof will be entitled to the same rights as holders of the Original Notes, under the Indenture. The terms of the Exchange Notes are identical in all material respects to the Original Notes except for certain transfer restrictions and registration rights relating to the Original Notes and except that, in the event of a Registration Default, special interest, in addition to the interest set forth on the cover page hereof, shall accrue on the Original Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Original Notes shall bear interest at the original rate; provided, however, that if after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. See "Description of the Notes--Exchange Offer; Registration Rights".

         The Exchange Notes will bear interest from the later of December 30, 2002 and the last interest payment date of the Original Notes to occur prior to the issue date of the Exchange Notes. Holders of the Original Notes whose Original Notes are accepted for exchange pursuant to the Exchange Offer will not receive interest on such Original Notes for any period subsequent to the later of December 30, 2002 and the last interest payment date to occur prior to the issue date of the Exchange Notes.


                                  The Offering


Issuer...........................         Tembec Industries Inc.

Notes Offered....................         U.S.$100 million principal amount of
                                          8.625% Senior Notes of Tembec
                                          Industries due June 30, 2009.

Tembec Guarantee.................         The payment of the principal of,
                                          premium, if any, and interest on the
                                          Notes is unconditionally guaranteed on
                                          a senior unsecured basis by Tembec
                                          Inc. (the "Tembec Guarantee").

Maturity Date....................         June 30, 2009.

Issue Price......................         100%, plus accrued interest from
                                          December 30, 2002.

Interest Payment Dates...........         June 30 and December 30 of each year,
                                          commencing on June 30, 2003.

Optional Redemption..............         The Notes will be redeemable at the
                                          option of the Company, in whole or in
                                          part, at any time on or after June 30,
                                          2004, at the redemption prices set
                                          forth herein, plus accrued and unpaid
                                          interest thereon to the redemption
                                          date. See "Description of the Notes--
                                          Redemption-- Optional Redemption".

Mandatory Sinking Fund...........         None.

Additional Amounts...............         All payments with respect to the Notes
                                          will be made without withholding or
                                          deduction for Canadian taxes unless
                                          required by law or the interpretation
                                          or administration thereof, in which
                                          case, subject to certain exceptions,
                                          the Company or the Guarantor will pay
                                          such additional amounts as may be
                                          necessary so that the net amount
                                          received by the holders after such
                                          withholding or deduction will not be
                                          less than the amount that would have
                                          been received in the absence of such
                                          withholding or deduction. See
                                          "Description of the Notes-- Additional
                                          Amounts".

Tax Redemption...................         The Notes will be redeemable, in whole
                                          but not in part, at the option of the
                                          Company at any time at 100% of the
                                          principal amount of the Notes, plus
                                          accrued and unpaid interest to the
                                          date of redemption, in the event the
                                          Company or the Guarantor is required
                                          to pay additional amounts as a result
                                          of certain changes affecting Canadian
                                          withholding taxes. See "Description of
                                          the Notes--Redemption--Redemption
                                          for Changes in Canadian Withholding
                                          Taxes" and "Description of the Notes--
                                          Additional Amounts".

Change of Control................         Upon a Change of Control Triggering
                                          Event, which requires both a Change of
                                          Control and a Rating Decline (all as
                                          defined herein), the Company or the
                                          Guarantor will be obligated to make an
                                          offer to purchase all outstanding
                                          Notes at a redemption price of 101% of
                                          the principal amount thereof plus
                                          accrued and unpaid interest to the
                                          date of purchase. See "Description of
                                          the Notes--Change of Control".

Ranking..........................         The Notes will be senior unsecured
                                          obligations of the Company and will
                                          rank pari passu among themselves and
                                          with all other senior unsecured
                                          indebtedness of the Company. The
                                          Tembec Guarantee constitutes a
                                          guarantee of payment which will be
                                          unsecured and which will rank pari
                                          passu with all other unsecured and
                                          unsubordinated obligations of the
                                          Guarantor.

                                          As of December 28, 2002, after giving
                                          effect to (a) the repayment of the
                                          $30.7 million aggregate principal
                                          amount of 8.3% unsecured debentures
                                          due January 30, 2003, (b) the
                                          repayment of $10 million aggregate
                                          principal amount of 7% unsecured
                                          subordinated debentures due February
                                          2, 2004, and (c) the sale of the
                                          Original Notes and the application of
                                          the net proceeds thereof, the Company,
                                          on an unconsolidated basis, would have
                                          had $1,899.1 million of debt, the
                                          Guarantor would have had $23.9 million
                                          of debt, excluding guarantees; and the
                                          subsidiaries of the Company would have
                                          had $378.3 million of debt and other
                                          payables and accruals (excluding
                                          guarantees and intercompany
                                          indebtedness between the Company and
                                          its subsidiaries). See
                                          "Capitalization".

Certain Covenants................         The Indenture relating to the Notes
                                          will contain certain covenants which
                                          will, among other things, restrict the
                                          ability of the Company or, in some
                                          cases, certain of its subsidiaries, to
                                          incur indebtedness and issue preferred
                                          shares; pay dividends or make
                                          distributions in respect of its
                                          capital stock or to make certain other
                                          restricted payments; agree to payment
                                          restrictions affecting subsidiaries;
                                          create liens or enter into sale and
                                          leaseback transactions; enter into
                                          transactions with affiliates or
                                          related persons; sell capital stock of
                                          its subsidiaries and certain assets;
                                          or consolidate, amalgamate or merge,
                                          convey, sell or lease all or
                                          substantially all of its assets or
                                          make certain asset purchases. If the
                                          Notes are rated Investment Grade (as
                                          defined herein), all such covenants
                                          will cease to apply, other than
                                          certain of the covenants relating to
                                          limitations on incurring debt and
                                          issuing preferred shares by
                                          subsidiaries, creating liens, issuing
                                          and selling capital stock of
                                          subsidiaries, entering into sale and
                                          leaseback transactions and to
                                          amalgamations, consolidations or
                                          mergers or the sale of all or
                                          substantially all of the Company's
                                          assets. All of these limitations,
                                          however, are subject to a number of
                                          important exceptions and
                                          qualifications. See "Description of
                                          the Notes--Certain Covenants" and
                                          "--Fall-away Event".

Absence of Public Market
  for the Notes..................         There is currently no market for the
                                          Exchange Notes. Although the Initial
                                          Purchaser has informed the Company
                                          that it currently intends to make a
                                          market in the Notes, it is not
                                          obligated to do so, and any such
                                          market making may be discontinued at
                                          any time without notice. Accordingly,
                                          there can be no assurance as to the
                                          development or liquidity of any market
                                          for the Notes. The Company does not
                                          intend to apply for listing the Notes
                                          on any securities exchange or for
                                          quotation on the National Association
                                          of Securities Dealers Automated
                                          Quotation System.



                                  Risk Factors

         You should carefully consider all of the information in this Prospectus. In particular, you should read the specific risk factors under "Risk Factors" for a discussion of certain risks involved with an investment in the Notes and participating in the Exchange Offer.

                                   The Company

         The Company is a large, diversified and integrated forest products company with the majority of its operations located in Canada and a growing presence in the United States and in Europe. Its core business segments are forest, pulp and paper products with the Company maintaining a small presence in the chemical and paperboard sectors which, in the aggregate, represent less than 10% of its consolidated assets and 10% of its consolidated revenues. Tembec produces approximately 1.7 billion board feet of lumber, 2.2 million tonnes of market pulp and 1.0 million tonnes of newsprint and groundwood papers annually. The Company's strategy is to (i) be diversified into forest products, pulp products and paper products; (ii) maintain low cost, efficient operations; and
(iii) utilize its technical and operating expertise to develop niche products and markets within its core business segments. The implementation of this strategy, together with Tembec's disciplined approach to acquisitions and capital investments, has produced significant revenue growth over the past five years.

         For the fiscal year ended September 28, 2002, Tembec had gross sales of $3.4 billion, net sales of $3.0 billion, earnings before interest, income taxes, depreciation and amortization ("EBITDA") of $275.5 million, and a net loss of $158.5 million. Tembec's total assets at that date were $4.0 billion and it employed approximately 9,500 people.

         For the three months ended December 28, 2002, Tembec had gross sales of $840.8 million, net sales of $723.5 million, EBITDA of $18.2 million and a net loss of $41.8 million. Tembec's total assets at that date were $3.9 billion and it employed approximately 9,500 people.

                               Recent Developments

         On October 7, 2002, Tembec acquired a high yield pulp mill located at Chetwynd in northern British Columbia for a nominal consideration. It is currently anticipated that a total of $50 million will be invested to re-start the mill, including capital expenditures, start-up costs and working capital. Of the $50 million, $4.9 million had been invested by the Company as at December 28, 2002. The Company expects that the mill will be able to produce 215,000 tonnes of high yield pulp per year when operating at full capacity.

         Moody's Investors Services Inc. ("Moody's") has assigned the Notes a rating of Ba1. On March 24, 2003, however, Moody's announced that it had placed the ratings (Ba1 senior) of Tembec and the Notes on review for downgrade. Moody's placed the rating of Tembec on review in expectation of continued weaknesses in Tembec's financial metrics as its core lumber, pulp, and paper businesses experience below trendline pricing.

                                  The Guarantor

         The principal assets of the Guarantor consist of (i) all of the issued and outstanding shares of Tembec Investments, (ii) a net receivable from the Company of $50.5 million and (iii) a 25% equity interest in Gaspesia Papers Limited Partnership. See "Capitalization" and "Description of Significant Indebtedness".

         The liabilities of the Guarantor consist mainly of guarantees it has provided in respect of the Company's debt instruments. See "Description of Significant Indebtedness". Tembec's common shares are listed on The Toronto Stock Exchange and are widely held.

         The following chart sets out Tembec's corporate structure.

                 CORPORATE ORGANIZATION CHART OF THE COMPANY (1,2)


                             [ORGANIZATIONAL CHART]

(1)      Indicates indirect ownership.
(2) As at March 7, 2003, except as otherwise indicated, 100% of all voting and non-voting securities of the entities mentioned in this chart are held by the Company or by its subsidiaries, as indicated.
(3)      Held through Tembec Investments Inc. (Canada).
(4)      Held through Tembec Investments (U.S.A.) Inc. (Delaware).
(5)      Held through Spruce Falls Acquisition Corp. (Canada).
(6)      Held through Tembec S.A. (France).

                                  Risk Factors

     In addition to other information set forth elsewhere in this Prospectus, before tendering your Original Notes for Exchange Notes, you should consider carefully the following factors which, other than "Consequences of Failure to Exchange", are generally applicable to the Original Notes as well as to the Exchange Notes.

                       Consequences of Failure to Exchange

         Holders of Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon as a consequence of the issuance of the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and similar requirements of applicable securities laws of the states of the United States and other jurisdictions. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act or registered or qualified for distribution under the securities laws of other applicable jurisdictions, except pursuant to an exemption therefrom or in a transaction not subject hereto. Except in certain limited circumstances provided for in the Registration Rights Agreement, the Company does not intend to register the Original Notes under the Securities Act or to register or qualify for distribution the Original Notes under the securities laws of any such jurisdiction. In addition, any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

         Issuance of the Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Original Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by the Company for exchange pursuant to the Exchange Offer will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof provided for in the Original Notes and the Indenture and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement relating to the Original Notes will terminate. See "Description of the Notes--Exchange Offer; Registration Rights".

         To the extent that Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Original Notes could be adversely affected, and the volatility of the market price of the Original Notes could increase, due to a reduction in liquidity. Although the Original Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market, it is not expected that an active market for the Original Notes will develop while they are subject to restrictions on transfer.

                                  Trade Tariffs

         On April 2, 2001, petitions for the imposition of antidumping and countervailing duties on softwood lumber from Canada were filed with the U.S. Department of Commerce ("USDOC") and the U.S. International Trade Commission ("USITC"), by certain U.S. industry and trade groups. In response to these petitions, the USDOC conducted separate antidumping and countervailing duty investigations and the USITC conducted an investigation to determine whether the lumber industry in the United States was materially injured or threatened with material injury by reason of softwood lumber imports from Canada.

         The USDOC announced on March 22, 2002 that it had made final affirmative determinations in its antidumping and countervailing duty investigations. The USITC made a final determination on May 2, 2002 that the U.S. domestic lumber industry was threatened with material injury by reason of Canadian imports. As a result of these determinations, the USDOC issued a countervailing duty order on softwood lumber imports from Canada (except for lumber originating in the Atlantic Provinces) and required importers to make cash deposits of estimated countervailing duties in the amount of 18.79% on imports entering the United States on or after May 22, 2002. The USDOC also issued an antidumping duty order on softwood lumber imports from Canada from all provinces and required importers to make cash deposits averaging 8.43% on imports entering the United States on or after May 22, 2002. Finding no "critical circumstances", the USDOC ordered the refund of cash deposits and the release of bonds for all imports that entered the United States prior to May 22, 2002.

         The Company's antidumping cash deposit rate of 10.21% is slightly higher than the average rate for similar companies since some of the methodologies used by the USDOC to calculate the rates adversely affected the Company's rate to a slightly greater degree than that of several other companies. These methodologies are being reviewed by North American Free Trade Agreement ("NAFTA") and World Trade Organization ("WTO") panels.

         Tembec and other Canadian forest product companies, the Federal Government and Canadian provincial governments (the "Canadian Interests") categorically deny the U.S. allegations and strongly disagree with the final determinations made by the USITC and the USDOC. The Canadian Interests continue to aggressively defend the Canadian industry in this trade dispute. The Canadian Interests have appealed the determinations of these administrative agencies to panels convened under the NAFTA and the WTO. A WTO Panel reviewing USDOC's preliminary countervailing duty determination found on September 27, 2002 that the cross-border comparison methodology that was essential to USDOC's affirmative countervailing duty findings was inconsistent with U.S. obligations under the WTO Agreement on Subsidies and Countervailing Measures. Six other appeals to NAFTA and WTO panels are pending.

         The final amount, if any, of countervailing and antidumping duties that may be assessed on Canadian softwood lumber exports to the United States cannot be determined at this time and will depend on determinations yet to be made by the NAFTA or WTO panels. Should these appeals to the NAFTA or WTO panels not result in the outright termination of the antidumping and countervailing duty orders, the final amount of countervailing and antidumping duties to be assessed on imports of Tembec's lumber will not be determined by the USDOC in administrative reviews of these orders until 2004. The results of those administrative reviews also may be appealed, which could postpone the final assessment of duties until 2005.

         For the three months ended December 28, 2002, the Company paid estimated countervailing duties of $13.5 million and estimated deposits of antidumping duties of $7.4 million. The duties have adversely affected the Company's business and results of operations. The Canadian Government and the Company continue to contest the duties. Pending resolution of the trade dispute, the Company must continue to pay duties on its softwood lumber. The Company cannot predict the outcome of the trade dispute with the United States. Any continuing obligation to pay duties will have an adverse effect on the Company's business, financial condition, results of operations and liquidity, which may be material.

        Adverse Industry Economic Conditions; Cyclical Nature of Business

         The Company's financial performance is principally dependent on the selling prices of its products. Prices for the Company's products have fluctuated significantly in the past and may fluctuate significantly in the future. The markets for pulp, lumber, newsprint and other forest products are highly cyclical and characterized by (1) periods of excess product supply due to industry capacity additions, increased production and other factors, and (2) periods of insufficient demand due to weak general economic activity, inventory destocking by customers and other factors. Demand for pulp and forest products is also influenced to a significant degree by the global level of economic activity. The Company is not able to predict with certainty market conditions and selling prices for its products. There can be no assurance that prices for the Company's products will not decline from current levels, or when such prices may increase or that the Company will not decide to schedule market-related production downtime in the near future. In addition, a substantial portion of the Company's bank credit facilities have terms of one year and are renewed annually. Any prolonged or severe weakness in the market for any of the Company's principal products in the future, or an inability to renew its revolving credit facilities, would materially adversely affect the Company's revenues, results of operations, cash flow, and its ability to satisfy its obligations under its indebtedness, including the Notes, and its capital expenditure requirements. The current outlook for the Company's products is outlined in the Management's Discussion and Analysis for the three months ended December 28, 2002, incorporated herein by reference.

         As previously disclosed, in light of the downward pressure on the pricing of the Company's major products, the Company expects that fiscal 2003 may be a difficult year. Although some recovery in pricing and margins is expected as the economy improves, it could take most of the coming year or longer before the Company sees such a recovery. As such, management anticipates that the Company's EBITDA for the March 2003 quarter will be lower than that of the corresponding period of the prior year.

                      Leverage and Ability to Service Debt

         As of December 28, 2002, after giving effect to (a) the repayment of the $30.7 million aggregate principal amount of 8.3% unsecured debentures due January 30, 2003, (b) the repayment of $10 million aggregate principal amount of 7% unsecured subordinated debentures due February 2, 2004, and (c) the sale of the Original Notes and the application of the net proceeds thereof, the Guarantor would have had total consolidated debt of $2,027.4 million and shareholders' equity of $1,139.2 million. See "Capitalization" and "Use of Proceeds". Subject to compliance with certain financial covenants, the Company and its subsidiaries may incur additional debt. In addition, the indenture governing the Notes does not limit the ability of the Guarantor to incur debt under any circumstances. There is no assurance that the Company's business will generate sufficient cash flow from operations in the future to service the Company's debt and make necessary capital expenditures, in which case the Company or the Guarantor may seek additional financing, dispose of certain assets or seek to refinance some or all of its debt. There is no assurance that any of these alternatives could be effected, if at all, on satisfactory terms.

         The indenture governing the Notes and the Company's other debt instruments contain numerous financial and operating covenants that will limit the discretion of management with respect to certain business matters. These covenants will place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. A failure to comply with the obligations contained in the Indenture could permit acceleration of the related debt and acceleration of debt under other instruments that contain cross-acceleration or cross-default provisions. See "Description of Significant Indebtedness" and "Description of the Notes -- Certain Covenants".

             Prior Ranking Indebtedness and Adverse Consequences of
                           Holding Company Structure

         The Notes will be senior unsecured obligations of the Company and will rank pari passu with all other senior unsecured indebtedness of the Company and will be guaranteed on an unsecured basis by the Guarantor. Accordingly, the Notes will be effectively subordinated in right of payment to secured indebtedness of the Company and the Guarantor to the extent of the assets securing such indebtedness.

         A significant part of the Company's business activities and assets are operated or held by its subsidiaries. As a result, the Company's ability to meet its financial obligations, including its obligations under the Notes, is dependent upon the receipt of interest and principal payment on intercompany advances, management fees, cash dividends and other payments from its subsidiaries. The Company's subsidiaries are parties to various agreements, principally loan agreements, that restrict the ability of the respective subsidiaries to declare dividends or make advances or other payments to the Company.

         In addition, because the Company is also a holding company, the Notes are effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent the Company is a creditor of the subsidiaries recognized as such. Any right of the Company as an equity holder to participate in any distribution of the assets of any of the Company's subsidiaries upon the liquidation, reorganization or insolvency of any such subsidiaries (and the consequent right of the holders of the Notes to participate in such distributions) will be subject to the claims of the creditors (including trade creditors) and any preferred shareholders of such subsidiaries. As at December 28, 2002, the debt and other payables and accruals (excluding guarantees and intercompany obligations between the Company and its subsidiaries) of the Company's subsidiaries totalled approximately $378.3 million. See "Description of the Notes -- Ranking".

               Availability of Fiber and Changes in Stumpage Fees


         The Company meets a significant portion of its timber requirements through government granted timber tenures with the provincial ministries of natural resources (each an "MNR"). There can be no assurance that the Company's access to these tenures will continue to be renewed or extended on acceptable terms or that the amount of timber that is allowed to be harvested will not be decreased. For example, in fiscal 2000, the Quebec government partially reduced the amount of timber that can be harvested from the majority of tenures in Quebec, including one of the Company's tenures. In addition, legislation was introduced in the British Columbia legislature on March 26, 2003 to, among other things, re-allocate up to 20% of the current total Crown cutting rights held by major licensees including the Company. The British Columbia government concurrently announced that licensees will be compensated financially for the re-allocation of cutting rights.


         MNRs charge companies stumpage fees for their harvesting activities carried out on Crown lands. Adjustments to these stumpage fees are, in part, tied to product price fluctuations. Over the last few years, in general, the MNRs have increased stumpage fees. There can be no assurance that changes to these fees would not adversely affect the Company's operating costs.

         Further changes in legislation or regulatory regimes in provinces in which the Company operates may change fee structures payable in relation to the harvesting of timber and may increase the costs through the imposition of additional and more stringent rehabilitation and silvicultural standards. These changes could have a material adverse effect on the Company's business, financial condition and results of operations.

                       Availability and Cost of Wood Chips

         The Company's North American pulp and paper mills consumed approximately 3.2 million bone dry tonnes of wood chips in fiscal 2002, slightly over half of which was bought from third parties under contract or in the spot market. North American lumber prices are currently depressed and are at or near historical lows. Consequently, many Canadian lumber producers, especially those in eastern Canada where a significant number of the Company's pulp and paper mills are located, have curtailed or ceased production. Consequently, wood chip production (a by-product of lumber production) has declined, which has resulted in a reduced supply of, and higher prices for, wood chips, especially in eastern Canada. This situation has negatively impacted the Company's profitability and has been exacerbated by low pulp and paper prices. In the context of the current economic slowdown, there can be no assurance that the Company will be able to ensure continuous supply of wood chips and optimize the flow of wood chips to the Company's pulp and paper facilities, which would have an adverse effect on the Company's business, results of operations and cash flows, which could be material.

                                   Competition

         The lumber, pulp and newsprint industries are essentially commodity markets in which producers compete primarily on the basis of price. In addition, since a majority of the Company's lumber, pulp and newsprint production is directed to export markets, it competes on a worldwide basis against many producers of approximately the same or larger capacity. In export markets, Canadian producers generally compete with U.S., Latin American, Asian and Scandinavian producers. Variations in the exchange rate between the Canadian dollar and the U.S. dollar, and the Canadian dollar and local currencies in each of the Company's export markets affect the relative cost position of the Company's products when compared to its competitors outside of Canada. Many of the Company's competitors have greater financial resources than the Company and certain of the mills operated by its competitors may be lower cost producers than the mills operated by the Company. The Company's ability to compete in these markets is also dependent upon free access to markets, customer service, product type, product quality, manufacturing costs and currency exchange rates. See "-- Trade Tariffs".

                      Currency and Commodity Price Exposure

         A significant portion of the Company's sales are conducted in international markets and priced in U.S. dollars. Significant fluctuations in relative currency values may affect the Company's financial performance. Increases in the value of the Canadian dollar or the Euro relative to the U.S. dollar and increases in the value of the U.S. dollar relative to other currencies make the Company less competitive and could have a material adverse effect on the Company's business, financial conditions, results of operations and cash flows. In addition, to mitigate the impact of commodity price volatility on earnings, the Company may purchase commodity price hedges (lumber, pulp or newsprint). There can be no assurance that such hedging will be successful in the future in materially reducing the Company's exposure to exchange rate or commodity price fluctuations. Furthermore, the Company's operations utilize a significant amount of energy, primarily electricity and natural gas. The price of natural gas can be volatile. Any increases in the costs of energy could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

                                Labor Disruptions

         Approximately 7,200 employees, or 75% of the Company's work force, are unionized. As a result, there is a risk of work stoppage due to strikes or lockouts. There are currently two collective agreements covering 239 employees under active negotiation. During fiscal 2003, a total of four additional collective agreements covering 705 employees will expire. These four collective agreements, which almost exclusively involve softwood lumber sawmills, are at an early stage of negotiation. The Company may not be able to negotiate acceptable new collective agreements upon expiration of existing agreements. This could result in a strike or work stoppage by the affected workers. Renewal of agreements could result in higher wages or benefits paid to union members. Therefore, the Company could experience a disruption of its operations or higher on-going labor costs, which could have a material adverse effect on its business, financial condition, results of operations and cash flows.

                          Capital Intensive Operations

         The production of lumber, pulp and newsprint is capital intensive. Although the Company maintains its production equipment with regular periodic and scheduled maintenance, there can be no assurance that key pieces of equipment in the Company's various production processes will not need to be repaired or replaced. The costs of repairing or replacing such equipment and the associated downtime of the affected production line could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

         Impact of Environmental Matters and the Government Regulations

         The Company's operations are subject to a wide range of general and industry-specific environmental, occupational health and safety, forestry, labor, tax and other laws and regulations. Environmental requirements under such laws and regulations relate to, inter alia, air emissions, wastewater discharges, waste management, landfill operations, forestry practices, and site remediation. Compliance with these laws and regulations is a significant factor in the Company's business. Failure by the Company to comply with applicable environmental laws and regulations, and the permit requirements could result in civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installation of pollution control equipment or remedial actions, any of which could result in significant capital expenditures. The Company incurs, and expects to continue to incur, significant capital and operating expenditures in order to comply with applicable environmental laws and regulations. No assurance can be given that changes in environmental laws and regulations or their application or the discovery of previously unknown contamination or other liabilities will not have a material adverse effect on the Company's business, financial condition and results of operations. Similarly, no assurance can be given that any capital expenditures necessary for future compliance with such environmental laws and regulations could be financed from the Company's available cash flow.

                            Ability to Harvest Timber

         The forest products industry is subject to natural events such as forest fires, adverse weather conditions, insect infestation, disease, prolonged drought and other natural disasters. The occurrence of any of these events could have a material adverse effect on the Company's business, financial condition and results of operations.

                                Aboriginal Issues

         In December 1997, the Supreme Court of Canada (the "Court") affirmed that aboriginal groups may continue to have aboriginal title to lands that their ancestors exclusively occupied and controlled at the time of the assertion of British sovereignty. First Nations and aboriginal bands have claimed aboriginal title and rights over substantial areas of Canada, including areas where the Company has forest tenures. Depending on the facts of each case, these claims may give them a right to possess and control land, or a right to compensation from the Crown in relation to past or current infringement.

         The December 1997 decision of the Court created uncertainty with respect to third party interests, including forest tenures, in lands claimed by aboriginal groups. The Court dealt generally with the nature of aboriginal title and what was needed in order to prove aboriginal title. It did not recognize aboriginal title to any particular lands, and did not address how aboriginal title is to be reconciled with property and tenure rights previously granted by the Crown. The Court confirmed that aboriginal title is not absolute and may be infringed by the Crown for substantial legislative purposes.

         There can be no assurance that aboriginal land claims will not affect the Company's forest tenures in the future, or its ability to renew or secure other forest tenures in the future.

         The impact of the Court's decision on lands utilized by the forest industry in Canada is currently being clarified by decisions of lower courts. The grant or renewal of forest tenures may be adversely affected by claims of aboriginal title and by the requirements of the consultation process. If significant areas of Canada are found by the courts to be subject to aboriginal title, the Company's forest tenures and the Company's ability to harvest fiber from its tenures could be materially adversely affected. This could have a material adverse effect on the Company's business, financial condition and results of operations.





                             Military Action in Iraq


         Military action in Iraq involving the United States and the United Kingdom is currently in progress. The armed conflict with Iraq may have an adverse impact on general economic conditions. Such economic weakness could have a negative effect in demand for, and pricing of the Company's products which may have a material adverse effect on the Company's business, financial condition and results of operations.

                   Risks Associated with Acquisition Strategy

         The Company has pursued a strategy of growth through acquisitions. While the Company continues to evaluate strategic acquisition opportunities, there can be no assurance that the Company will be able to make further acquisitions on acceptable terms, establish, maintain or increase the profitability of acquired businesses or integrate such businesses successfully into the Company's operations. In addition, there can be no assurance that the Company will be able to realize long-term cost savings or synergetic benefits from the acquisitions of such businesses. Future acquisitions may be financed by internally generated funds, bank borrowing, public offerings or private placements of equity or debt securities, or a combination of the foregoing.

                  Potential Inability to Fund Change of Control

         Upon the occurrence of a Change of Control Triggering Event, the holders of the Notes and the holders of the Company's other indebtedness will have the right to require the Company to purchase all or any part of outstanding Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that the Company will have the cash flow necessary to finance such purchase or that it will be able to obtain financing in order to effect the purchase of all or part of the Notes or such other indebtedness. See "Description of the Notes -- Change of Control" and "Description of Significant Indebtedness".

                  Impact of Any Ratings Downgrades on the Notes

         The Company's senior unsecured indebtedness, including the Notes, is rated by the rating agencies. The rating agencies continually evaluate the Company's credit profile in light of industry conditions and changes to the Company's financial performance and capital structure. If any rating agency reduces the ratings on the Notes, the trading price of the Notes could decline. See "The Company - Recent Developments" and "Credit Ratings".

                     Absence of Public Market for the Notes

         The Notes comprise a new issue of securities for which there is currently no public market. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the performance of the Company and other factors. The Company does not intend to apply for listing of the Notes on any securities exchange or to seek approval for quotation through an automated quotation system. No assurance can be given as to whether an active trading market will develop or be maintained for the Notes. To the extent that an active trading market for the Notes does not develop, the liquidity and trading prices for the Notes may be adversely affected.

                                 Use of Proceeds


         There will be no cash proceeds payable to the Company from the issuance of the Exchange Notes pursuant to the Exchange Offer. The net proceeds from the sale of the Original Notes, excluding accrued interest, are estimated to be approximately U.S.$98.5 million ($144.5 million based on the Noon Buying Rate on March 27, 2003). The Company intends to use the net proceeds for general corporate purposes to fund the Company's operations (which may include asset or company acquisitions) in Canada and the United States. The Company regularly reviews acquisition opportunities; however, the Company currently has no contract or binding commitment with respect to any material acquisitions. Pending such use, the net proceeds will be used to repay amounts drawn on revolving credit facilities in Canada and the United States, if any, with the balance to be invested in short-term money market investments.

                                 Capitalization

         The following table sets forth, as at December 28, 2002, the consolidated cash, cash equivalents and temporary investments and capitalization of: (i) Tembec on an actual basis; and (ii) Tembec as adjusted to reflect (a) the repayment of the $30.7 million aggregate principal amount of 8.3% unsecured debentures due January 30, 2003, (b) the repayment of $10 million aggregate principal amount of 7% unsecured subordinated debentures due February 2, 2004, and (c) the sale of the Notes and the application of the net proceeds thereof. See "Use of Proceeds". This table should be read in conjunction with the unaudited Consolidated Interim Financial Statements and Management's Discussion and Analysis thereon, the Consolidated Financial Statements and Management's Discussion and Analysis thereon incorporated by reference into this offering circular and the "Description of Significant Indebtedness".


                                                                       As at December 28, 2002(1)
                                                                       ---------------------------
                                                                        Actual         As adjusted
                                                                       --------          --------
                                                                             (in millions)
                                                                             (unaudited)

Cash, cash equivalents and temporary investments .............         $  140.4          $  232.8
                                                                       ========          ========

Debt (including current portion):
   Revolving credit facilities(2) ............................         $   21.5            $   --
   Unsecured revolving credit facility(3) ....................               --                --
   Unsecured non-interest bearing Notes due September 30, 2009             23.9              23.9
   7% unsecured subordinated debentures due February 2, 2004 .             20.0              10.0
   8.3% unsecured debentures due January 30, 2003 ............             30.7                --
   8.625% unsecured senior notes due June 30, 2009 ...........            392.4             392.4
   Notes offered hereby ......................................               --             156.9
   8.50% unsecured senior notes due February 1, 2011 .........            784.8             784.8
   7.75% unsecured senior notes due March 15, 2012 ...........            549.3             549.3
   8.39% unsecured senior notes due February 8, 2004 .........             26.9              26.9
   Other loans ...............................................             83.2              83.2
                                                                       --------          --------
   Total debt ................................................          1,932.7           2,027.4
Other long-term liabilities ..................................            130.5             130.5
Minority interests ...........................................              8.1               8.1
Redeemable preferred shares ..................................             16.6              16.6
Shareholders' equity:
   Share capital(4) ..........................................            869.5             869.5
   Contributed surplus .......................................              2.9               2.9
   Foreign exchange on translation ...........................             (3.0)             (3.0)
   Retained earnings .........................................            269.8             269.8
                                                                       --------          --------
   Total shareholders' equity ................................          1,139.2           1,139.2
                                                                       --------          --------
Total capitalization .........................................         $3,227.1          $3,321.8
                                                                       ========          ========

--------
(1) For the purposes of this capitalization table, all U.S. dollar amounts have been translated into Canadian dollars based on the closing rate of exchange reported by the Bank of Canada on December 28, 2002 of $1.00 equals approximately U.S.$0.6371.
(2) The revolving credit facilities of Tembec's major subsidiaries permit the borrowing of up to $361.4 million and are secured by inventories and receivables. As at December 28, 2002, drawings under these facilities totalled $21.5 million and $24.1 million was reserved for letters of credit.
(3) The unsecured revolving credit facility permitted the borrowing of up to $100 million. The facility was cancelled on March 12, 2003.
(4) The authorized and outstanding share capital, which includes redeemable preferred shares, of Tembec on September 28, 2002 is described in notes 11 and 12 of the Consolidated Financial Statements.

                                   THE COMPANY

         The Company is a large, diversified and integrated forest products company with the majority of its operations located in Canada and a growing presence in the United States and in Europe. Its core business segments are forest products, pulp and paper with the Company maintaining a small presence in the paperboard and chemical sectors which, in the aggregate, represent less than 10% of its consolidated assets and less than 10% of its consolidated revenues. Tembec produces approximately 1.7 billion board feet of lumber, 2.2 million tonnes of market pulp and 1.0 million tonnes of newsprint and groundwood papers annually. The Company's strategy is to (i) be diversified into forest products, pulp and paper; (ii) maintain low cost, efficient operations; and (iii) utilize its technical and operating expertise to develop niche products and markets within its core business segments. The implementation of this strategy, together with Tembec's disciplined approach to acquisitions and capital investments, has produced significant revenue growth over the past five years.

         For the fiscal year ended September 28, 2002, Tembec had gross sales of $3.4 billion, net sales of $3.0 billion, EBITDA of $275.5 million, and a net loss of $158.5 million. Tembec's total assets at that date were $4.0 billion and it employed approximately 9,500 people.

         For the three months ended December 28, 2002, Tembec had gross sales of $840.8 million, net sales of $723.5 million, EBITDA of $18.2 million and a net loss of $41.8 million. Tembec's total assets at that date were $3.9 billion and it employed approximately 9,500 people.

                               Recent Developments

         On October 7, 2002, Tembec acquired a high yield pulp mill located at Chetwynd in northern British Columbia for a nominal consideration. It is currently anticipated that a total of $50 million will be invested to re-start the mill, including capital expenditures, start-up costs and working capital. Of the $50 million, $4.9 million had been invested by the Company as at December 28, 2002. The Company expects that the mill will be able to produce 215,000 tonnes of high yield pulp per year when operating at full capacity.

         Effective September 29, 2002, the Company adopted with retroactive restatement the new recommendations of Section 1650 of the Canadian Institute of Chartered Accountants (CICA) with respect to foreign currency translation and accordingly, eliminated the deferral and amortization of the unrealized translation gains and losses on foreign currency denominated monetary items that have a fixed or ascertainable life extending beyond the period. The audited consolidated financial statements for fiscal year ended September 28, 2002 incorporated by reference herein do not reflect the recommendations of Section 1650. The unaudited consolidated interim statements for the three months ended December 28, 2002 incorporated by reference herein reflect the new recommendations. The application of this recommendation will also be reflected retroactively in the comparative financial statements of prior periods as these comparative statements are published by the Company.

         On March 28, 2003, Regulation G, promulgated pursuant to the U.S. Sarbanes-Oxley Act of 2002, will come into effect and will require disclosure relating to certain non-GAAP financial measures, including a reconciliation of the non-GAAP financial measure to the most directly comparable Canadian GAAP financial measure. Set forth below is a reconciliation of certain non-GAAP financial measures used in the Company's financial statements or in other documents incorporated by reference herein to the most directly comparable Canadian GAAP financial measure.

EBITDA

         EBITDA is defined as earnings before interest, income taxes, depreciation and amortization and other non-operating expenses. On a consolidated basis, the Company believes that it is a useful indicator of its ability to generate funds to meet debt service and capital expenditure requirements. EBITDA is not intended as an alternative measure of cash flow from operating activities as determined in accordance with Canadian GAAP. Because EBITDA may not be calculated identically by all companies, the presentation in the Company's financial statements may not be directly comparable to similarly titled measures of other companies. The reconciliation of cash flow from operating activities as determined in accordance with Canadian GAAP to EBITDA is summarized as follows:

                                                     Three month Period
                                                       ended December        Year ended September
                                                       --------------       --------------------------
                                                       2002       2001      2002       2001       2000
                                                       ----       ----      ----       ----       ----
                                                                     (in millions)
                                                                      (unaudited)
Cash flow from operating activities..............       $30.8     $6.3      $65.1     $173.6     $443.1
Interest on long-term debt.......................        38.2     40.1      160.0      126.0       93.2
Interest on short-term debt......................         0.9      0.4        2.1        3.2        0.3
Interest income..................................       (3.0)    (2.3)      (7.1)      (8.4)      (9.5)
Income on short-term investments.................          --       --         --      (9.7)         --
Premium on early debt redemption.................          --       --        2.4         --         --
Interest capitalized on construction projects....       (1.1)       --      (0.5)      (7.4)      (4.4)
Foreign exchange contracts.......................         1.5     16.2       53.8       57.6       14.6
Other foreign exchange items.....................         1.4    (0.9)      (1.3)     (12.4)      (7.1)
Newsprint pricing swaps and lumber futures.......         0.3       --      (4.5)      (1.4)     (16.8)
Bank charges and other financing expenses........         1.2      0.8        4.6        5.3        4.7
Current income taxes.............................         2.3      0.8       17.4       34.8       38.3
Minority interests...............................       (0.6)    (0.6)        0.4      (0.5)        0.1
Change in non-cash working capital...............      (51.8)    (2.9)     (10.0)      106.2      (2.0)
Other............................................       (1.9)      2.2      (6.9)        6.6        0.5
                                                        -----      ---      -----        ---        ---
EBITDA...........................................       $18.2    $60.1     $275.5     $473.5     $555.0
                                                        =====    =====     ======     ======     ======

         In addition, the Company also uses EBITDA internally to evaluate the financial and operating performance of its business units and segments. The Company believes that it is a useful indicator of profitability of its business segments. EBITDA is not intended as an alternative measure of operating earnings as determined in accordance with Canadian GAAP. The reconciliation of consolidated and segment operating earnings as determined in accordance with Canadian GAAP to consolidated and segment EBITDA is summarized as follows:

                                                          Three month Period
                                                            ended December        Year ended September
                                                         -----------------     ----------------------------
                                                          2002       2001       2002       2001       2000
                                                         ------     ------     ------     ------     ------
                                                                            (in millions)
                                                                            (unaudited)
Consolidated operating earnings (loss) ..............    $(39.4)    $  6.3     $ 48.0     $270.6     $409.3
Depreciation and amortization .......................      57.6       53.8      227.5      202.9      145.7
                                                         ------     ------     ------     ------     ------

Consolidated EBITDA .................................    $ 18.2     $ 60.1     $275.5     $473.5     $555.0
                                                         ======     ======     ======     ======     ======

Forest Products operating earnings (loss) ...........    $(18.4)    $(11.4)    $ 25.7     $  3.3     $ 53.3
Depreciation and amortization .......................      11.2       10.8       45.1       42.9       36.3
                                                         ------     ------     ------     ------     ------

Forest Products EBITDA ..............................    $ (7.2)    $ (0.6)    $ 70.8     $ 46.2     $ 89.6
                                                         ======     ======     ======     ======     ======

Pulp operating earnings (loss) ......................    $(11.8)    $ (6.1)    $ (7.1)    $105.6     $262.3
Depreciation and amortization .......................      26.1       24.7      103.5      104.2       67.6
                                                         ------     ------     ------     ------     ------

Pulp EBITDA .........................................    $ 14.3     $ 18.6     $ 96.4     $209.8     $329.9
                                                         ======     ======     ======     ======     ======

Paper operating earnings (loss) .....................    $(11.6)    $ 19.9     $  9.4     $157.0     $ 87.4
Depreciation and amortization .......................      16.0       14.7       62.7       41.6       29.8
                                                         ------     ------     ------     ------     ------

Paper EBITDA ........................................    $  4.4     $ 34.6     $ 72.1     $198.6     $117.2
                                                         ======     ======     ======     ======     ======

Paperboard operating earnings (loss) ................    $  2.2     $  1.4     $ 11.6     $ (2.1)    $  0.8
Depreciation and amortization .......................       2.5        2.5        9.9       10.2        9.6
                                                         ------     ------     ------     ------     ------

Paperboard EBITDA ...................................    $  4.7     $  3.9     $ 21.5     $  8.1     $ 10.4
                                                         ======     ======     ======     ======     ======

Chemical and other products operating earnings (loss)    $  0.2     $  2.5     $  8.4     $  6.8     $  5.5
Depreciation and amortization .......................       1.8        1.1        6.3        4.0        2.4
                                                         ------     ------     ------     ------     ------

Chemical and other products EBITDA ..................    $  2.0     $  3.6     $ 14.7     $ 10.8     $  7.9
                                                         ======     ======     ======     ======     ======

Net Debt to Total Capitalization

         Net debt to total capitalization is defined as the ratio of the sum of long-term debt, current portion of long-term debt, operating bank loans, less cash, cash equivalents and temporary investments divided by the sum of net debt, other long-term liabilities and credits, future income taxes, minority interest, redeemable preferred shares and shareholders' equity. The Company uses this measure on a consolidated basis to evaluate the degree of financial or debt leverage it has incurred. The following table summarizes the ratio calculation:

                                              Three month Period ended
                                                     December                      Year ended September
                                              ----------------------      ------------------------------------
                                                2002          2001          2002         2001          2000
                                              --------      --------      --------      --------      --------
                                                                              (in millions)
                                                                               (unaudited)

Net Debt
   Long-term debt ........................    $1,832.2      $1,869.4      $1,839.7      $1,847.1      $1,033.3
   Current portion of long-term debt .....        79.0          33.0          87.3          34.7          74.4
   Operating bank loans ..................        21.5           5.9          21.5           7.2            --
   Cash and cash equivalents .............      (113.9)       (232.0)       (143.3)       (265.6)       (113.1)
   Temporary investments .................       (26.5)           --          (6.5)           --            --
                                              --------      --------      --------      --------      --------

   Net Debt ..............................    $1,792.3      $1,676.3      $1,798.7      $1,623.4      $  994.6
                                              ========      ========      ========      ========      ========

Total Capitalization
   Net Debt ..............................    $1,792.3      $1,676.3      $1,798.7      $1,623.4      $  994.6
   Other long-term liabilities and credits       130.5         145.2         130.4         143.0          60.9
   Future income taxes ...................       191.8         229.3         192.1         251.9         256.7
   Minority interest .....................         8.1           7.8           8.7           8.5          31.4
   Redeemable preferred shares ...........        16.6          16.6          16.6          16.6          16.6
   Shareholders' equity ..................     1,139.2       1,251.8       1,212.1       1,367.6       1,281.1
                                              --------      --------      --------      --------      --------

   Total Capitalization ..................    $3,278.5      $3,327.0      $3,358.6      $3,411.0      $2,641.3
                                              ========      ========      ========      ========      ========
Ratio ....................................        54.7%         50.4%         53.6%         47.6%         37.7%
                                              ========      ========      ========      ========      ========

                    Description of Significant Indebtedness
                         The Company and the Guarantor

$140 million Revolving Operating Credit Facility

         The Company has a committed 364-day $140 million revolving operating credit facility with a syndicate of financial institutions. Borrowings under this facility are dependent on the available margining base of inventory and receivables. The Company may utilize the revolving operating facility by way of Canadian and U.S. dollar prime rate loans, LIBOR loans, banker's acceptances, letters of guarantees or documentary letters of credit. On December 28, 2002, $1.4 million was drawn and $12.6 million was reserved for letters of credit and letters of guarantee.

         The Company is subject to negative covenants which restrict the Company's ability to incur debt, create liens or enter into mergers, consolidations or amalgamations substantially similar in manner to those included in the indenture governing the Notes. The payment of all amounts owed from time to time under this operating credit facility is unconditionally guaranteed by Tembec Investments.

U.S.$250 million 8.625% Notes

         In April 1999, the Company issued U.S.$250 million of notes due June 30, 2009 and bearing interest at a rate of 8.625% per annum. The Notes are guaranteed by the Guarantor. The Notes offered hereby will be issued under the same indenture and will contain the same terms as the existing 8.625% Notes due 2009. See "Description of the Notes -- Certain Covenants".

U.S.$500 million 8.50% Notes

         In each of January 2001 and June 2001, the Company issued U.S.$250 million of senior notes due February 1, 2011 and bearing interest at a rate of 8.50% per annum (collectively, the "U.S.$500 million 8.50% Notes"). The U.S.$500 million 8.50% Notes are guaranteed by the Guarantor. The indenture related to the U.S.$500 million 8.50% Notes contains terms and conditions substantially similar to the terms and conditions of the Notes as described in "Description of the Notes -- Certain Covenants".

U.S.$350 million 7.75% Senior Notes

         On March 13, 2002, the Company issued U.S.$350 million of senior notes due March 2012 and bearing interest at a rate of 7.75% per annum (the "U.S.$350 million 7.75% Notes"). The U.S.$350 million 7.75% Notes are guaranteed by the Guarantor. The indenture related to the U.S.$350 million 7.75% Notes contains terms and conditions substantially similar to the terms and conditions of the Notes as described in "Description of the Notes -- Certain Covenants".

Indebtedness to the Guarantor

         Pursuant to two promissory notes issued by the Company, net of amounts receivable from the Guarantor, the Company owed the Guarantor $50.5 million as at December 28, 2002.

$23.9 million Notes

         On February 2, 2000, the Guarantor issued $23.9 million of unsecured notes in replacement of certain debt of MQI. These notes are non-interest bearing and mature on September 30, 2009. The Notes may be prepaid, at the option of the Guarantor, at any time.

$30 million 7% Subordinated Debentures

         The Company issued unsecured subordinated debentures bearing interest at 7% and due February 2, 2004. The debentures may be prepaid, at the option of the Company, at any time. At December 28, 2002, $20 million principal amount of the debentures were outstanding. A payment in the amount of $10 million was made on February 2, 2003 and a final payment under the debentures in the amount of $10 million is due on February 2, 2004.

                                  Spruce Falls

$100 million Revolving Operating Credit Facility

         Spruce Falls has a 364-day $100 million revolving operating credit facility (the "Spruce Falls Credit Facility") with a Canadian lender. Spruce Falls may utilize the Spruce Falls Credit Facility by way of Canadian and U.S. dollar prime rate loans, LIBOR loans, banker's acceptances, letters of credit and letters of guarantee. Certain of the covenants under the Spruce Falls Credit Facility restrict the ability of Spruce Falls and its subsidiaries to sell their assets, to invest in or transfer assets to other entities, to create liens or other encumbrances, to guarantee the obligations of entities other than wholly-owned subsidiaries, and to incur additional indebtedness. On December 28, 2002, $6.2 million was reserved for letters of credit and letters of guarantee.

U.S.$60 million 8.39% Senior Notes due 2004

         In February 1994, Spruce Falls issued U.S.$60 million of senior notes due February 8, 2004 and bearing interest at a rate of 8.39% per annum (the "Spruce Falls Notes"), of which $26.9 million was outstanding as at December 28, 2002. Annual principal payments of approximately U.S.$8.6 million together with semi-annual interest payments are required pursuant to the terms of the Spruce Falls Notes. Certain of the covenants under the indenture related to the Spruce Falls Notes restrict the ability of Spruce Falls to declare dividends or make advances or other payments to the Company, to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments and to sell or otherwise dispose of assets and merge or consolidate with other entities. The Company has not guaranteed payment of the Spruce Falls Notes.

Ontario Hydro Loan

         Spruce Falls has a $34 million non-interest bearing, unsecured, subordinated loan with Ontario Hydro made pursuant to a loan agreement dated December 3, 1991 (the "Ontario Hydro Loan") repayable over a five-year period commencing December 2, 2001 and maturing December 2, 2006, of which $19.9 million was outstanding as at December 28, 2002. The principal amount of such loan is repaid through payments by Spruce Falls for electricity supplied to it by Ontario Hydro. The Company has not guaranteed payment of this loan.

                                 Tembec USA LLC

U.S.$30 million Revolving Operating Credit Facility

         Tembec USA LLC has a committed $30 million revolving operating credit facility which terminates on October 24, 2004. Borrowings under this facility are dependent on the available margining base of inventory and receivables. Tembec USA LLC may utilize the revolving operating credit facility by way of U.S. dollar prime rate loans, LIBOR loans, letters of guarantee or documentary letters of credit. On December 28, 2002, $6.8 million was drawn and $3.9 million was reserved for letters of credit and letters of guarantee.

         Tembec USA LLC is subject to certain negative covenants and to the maintenance of certain financial ratios including a maximum funded debt to total capitalization, a minimum fixed charge coverage ratio, and a minimum tangible net worth. The maintenance of these financial ratios is guaranteed by the Company.

                               Tembec Tarascon SAS

15.245 million Euro Revolving Operating Credit Facility

         Tembec Tarascon SA has a 15.245 million Euro revolving operating credit facility which may be terminated at any time subject to the statutory constraints imposed by French law. Borrowings under this facility are dependent on the available margining base of receivables. Tembec Tarascon SA may utilize the revolving operating facility by way of EURIBOR loans. On December 28, 2002, no amounts were outstanding under this facility.

                              Tembec St-Gaudens SA

15.245 million Euro Revolving Operating Credit Facility

         Tembec St-Gaudens SA has a 15.245 million Euro revolving operating credit facility which may be terminated at any time subject to the statutory constraints imposed by French law. Borrowings under this facility are dependent on the available margining base of receivables. Tembec St-Gaudens SA may utilize the revolving operating facility by way of EURIBOR loans. On December 28, 2002, no amounts were outstanding under this facility.

                               The Exchange Offer

Purpose of the Exchange Offer

         The Original Notes were not registered under the Securities Act or the securities laws of any state of the United States. The Original Notes were offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A and in offshore transactions meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act and were sold under private placement exemptions from the prospectus requirements laws of the province of Quebec in Canada. The Original Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market.

         The sole purpose of the Exchange Offer is to fulfill the obligations of the Company with respect to the Registration Rights Agreement which was entered into in connection with the sale of the Original Notes. Under the Registration Rights Agreement, the Company has agreed to (i) file an Exchange Offer Registration Statement with the Commission within 45 days following the date of original issue of the Original Notes with respect to an offer to exchange the Original Notes for debt securities of the Company which are substantially identical to the Original Notes, (ii) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 90 days following the date of original issue of the Original Notes and (iii) use its best efforts to consummate such Exchange Offer within 45 days after such Exchange Offer Registration Statement has been declared effective.

Terms of the Exchange Offer; Period for Tendering Original Notes

         Promptly after the Registration Statement of which this Prospectus constitutes a part (which, for purposes of the Registration Rights Agreement, constitutes an Exchange Offer Registration Statement) has been declared effective under the Securities Act and a receipt has been issued for this Prospectus by the Commission des valeurs mobilieres du Quebec, the Company will offer the Exchange Notes in exchange for surrender of the Original Notes. The Company will keep the Exchange Offer open for not less than 30 days after the date on which notice of the Exchange Offer is mailed to the holders of the Original Notes. In substitution for each Original Note properly tendered to the Company pursuant to the Exchange Offer and not withdrawn by the holder thereof, the holder of such Original Note will receive an Exchange Note having a principal amount equal to the principal amount of such surrendered Original Note. The Exchange Notes will evidence the same debt as the Original Notes and will be issued, and holders thereof will be entitled to the same rights as holders of the Original Notes, under the Indenture. An Exchange Note will bear interest from the later of December 30, 2002 and the last interest payment date of the Original Notes to occur prior to the issue date of such Exchange Note. Holders of the Original Notes whose Original Notes are accepted for exchange pursuant to the Exchange Offer will not receive interest on such Original Notes for any period subsequent to the later of December 30, 2002 and the last interest payment date to occur prior to the issue date of such Exchange Note.

         The terms of the Exchange Notes are identical in all material respects to the Original Notes except for certain transfer restrictions and registration rights relating to the Original Notes and except that, in the event that either
(i) an Exchange Offer Registration Statement is not filed with the Commission on or prior to the 45th day following the date of original issue of the Original Notes, (ii) such Exchange Offer Registration Statement is not declared effective on or prior to the 90th day following the date of original issue of the Original Notes, (iii) the Exchange Offer is not completed within 45 days after the initial effective date of the Exchange Offer Registration Statement, (iv) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or useable or (v) certain other events specified in the Registration Rights Agreement occur, the special interest, in addition to the interest set forth on the cover page hereof, shall accrue on the Original Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Original Notes shall bear interest at the original rate; provided, however, that if after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. See "Description of the Notes-Exchange Offer; Registration Rights".

         Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), the Company will accept for exchange Original Notes which are validly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m. New York City time, on May 2, 2003; provided however, that if the Company in its sole discretion extends the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

         As of the date of this Prospectus, U.S.$100 million aggregate principal amount of Original Notes are outstanding. This Prospectus, together with the applicable Letter of Transmittal, is first being sent on or about April 2, 2003, to all registered holders of Original Notes issued pursuant to Rule 144A known to the Company. The Company's obligation to accept Original Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under " - Certain Conditions to the Exchange Offer" below.


         Original Notes tendered in the Exchange Offer must be in denominations of principal amount of U.S.$1,000 or any integral multiple thereof.

         The Company expressly reserves the right to extend or amend the Exchange Offer at any time or from time to time prior to the Expiration Date or to terminate the Exchange Offer and not to accept for exchange any Original Notes not theretofore accepted for exchange for any reason, including if any of the events set forth below under " - Certain Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company. The Company will give verbal or written notice of any extension, amendment, non-acceptance or termination to the Exchange Agent and to the holders of the Original Notes as promptly as practicable, such notice to such holders, in the case of any extension, to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension of the Exchange Offer, all Original Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

Procedures for Tendering Original Notes

         The tender to the Company of Original Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Original Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to, or an Agent's Message (as defined herein) in connection with a book-entry transfer must be completed and received by, the Exchange Agent at the address set forth in the Letter of Transmittal on or prior to the Expiration Date. In addition, either (i) certificates for such Original Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Original Notes, if such procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent on or prior to the Expiration Date or
(iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF ORIGINAL NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS, IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY.

         The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent, forming a part of a confirmation of a book-entry transfer, which states that the Book-Entry Transfer Facility has received an express acknowledgement from the participant in the Book-Entry Transfer Facility tendering the Original Notes, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Original Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Original Notes who has not completed the box entitled "Special Issuance Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be made by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or which is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, "Eligible Institutions").

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Original Notes tendered for exchange will be determined by the Company, in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Original Notes not properly tendered or to not accept any particular Original Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Original Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Original Notes in the Exchange Offer). The interpretation by the Company of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) as to any particular Original Notes either before or after the Expiration Date shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Original Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

         If Original Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

         If the Letter of Transmittal or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

         In all cases, issuance of Exchange Notes for Original Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Original Notes or a timely Book-Entry Confirmation of such Original Notes in the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents or an Agent's Message. If any tendered Original Notes are not accepted for any reason or if Original Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder thereof (or, in the case of Original Notes tendered by book-entry procedures described below, such non-exchanged Original Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

         The Exchange Agent will make a request to establish an account with respect to the Original Notes at the Book-Entry Transfer Facility for the purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility system may make book-entry delivery of Original Notes by causing DTC to transfer such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with DTC's procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the applicable Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, or an Agent's Message, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth in the Letter of Transmittal on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

         If a registered holder of Original Notes desires to tender such Original Notes and the Original Notes are not immediately available or time will not permit such holder's Original Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an eligible institution, (ii) prior to the Expiration Date, the Exchange Agent received from such eligible Institution a property completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, or mail or hand delivery), setting for the name and address of the holder of Original Notes and the amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that within two New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Original Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Original Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within two NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Terms and Conditions of the Letter of Transmittal

         The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

         Without disposing of the debt evidenced by the Original Notes, the party tendering Original Notes for exchange pursuant to the Exchange Offer (the "Transferor") will exchange, assign and transfer the Original Notes to the Company and irrevocably constitute and appoint the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The Transferor will represent and warrant that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Original Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor will also warrant that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The Transferor will further agree that acceptance of any tendered Original Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain obligations under the Registration Rights Agreement and that the Company shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representative, successors, assigns, executors and administrators of such Transferor.

         By tendering Original Notes and executing the Letter of Transmittal, the Transferor will certify that it is not an Affiliate of the Company, that it is not a broker-dealer that owns Original Notes acquired directly from the Company or any Affiliate of the Company, that it is acquiring the Exchange Notes under the Exchange Offer in the ordinary course of such Transferor's business and that such Transferor is not participating, and has no arrangement or understanding with any person to participate, in a distribution of such Exchange Notes.

Withdrawal Rights

         Tenders of Original Notes may be withdrawn at any time prior to the Expiration Date.

         For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth in the Letter of Transmittal. Any such notice of withdrawal must specify the name of the person having tendered the Original Notes to be withdrawn, identify the Original Notes to be withdrawn (including the principal amount of such Original Notes), and (where certificates for Original Notes have been transmitted) specify the name in which such Original Notes are registered, if different from that of the withdrawing holder. If certificates for Original Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Original Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Original Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Original Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Original Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described under " - Procedures for Tendering Original Notes" above at any time prior to the Expiration Date.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

         Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made promptly after the Expiration Date. For the purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Original Notes when, as and if the Company has given verbal or written notice thereof to the Exchange Agent.

         The Exchange Agent will act as agent for the tendering holders of Original Notes for the purposes of receiving Exchange Notes from the Company and causing the Original Notes to be assigned, transferred and exchanged, without disposing of the debt evidenced by the Original Notes. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Original Notes will be made by the Exchange Agent promptly after acceptance of the tendered Original Notes.

Certain Conditions to the Exchange Offer

         Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Original Notes for exchange or the exchange of the Exchange Notes for such Original Notes, any of the following events shall occur:

         (a) the Exchange Offer violates applicable law or any applicable interpretation of the staff of the Commission;

         (b) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer, or a material adverse development shall have occurred in any existing action or proceeding with respect to the Company; or

         (c) all governmental approvals which the Company deems necessary for the consummation of the Exchange Offer shall not have been obtained.

         The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable judgment. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         In addition, the Company will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any such Original Notes, if at such time any stop or cease trade order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part, this Prospectus or the qualification of the Indenture under the United States Trust Indenture Act of 1939 as amended (the "Trust Indenture Act").

         The Exchange Offer is not conditioned upon any minimum principal amount of Original Notes being tendered or accepted for exchange.

Exchange Agent

         The HSBC Bank USA has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth in the Letter of Transmittal. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                      By Mail, Hand or Overnight Delivery:

                                HSBC Bank U.S.A.
                                   Lower Level
                                One Hanson Place
                            Brooklyn, New York 11243
                                     U.S.A.

                           Attention: Issuer Services

                            Facsimile: (718) 488-4478

                            Attention: Paulette Shaw

               Confirm by Telephone: 1-800-662-9844 (toll free) or
                                    (718) 488-4475

         DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH IN THE LETTER OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Solicitation of Tenders; Expenses

         The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company will, however, pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and accounting and certain legal fees.

         No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the business or affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, in its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Original Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

Transfer Taxes

         Holders who tender their Original Notes for exchange pursuant to the Exchange Offer will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Consequence of Failure to Exchange

         Holders of Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon as a consequence of the issuance of the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, and similar requirements of applicable securities laws of the states of the United States and other jurisdictions. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act or registered or qualified for distribution under the securities laws of other applicable jurisdictions, except pursuant to an exemption therefrom or in a transaction not subject thereto. Except in certain limited circumstances provided for in the Registration Rights Agreement, the Company does not intend to register the Original Notes under the Securities Act or to register or qualify for distribution the Original Notes under the securities laws of any such jurisdiction. In addition, any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

         Original Notes that are not tendered or that are tendered but not accepted by the Company for exchange pursuant to the Exchange Offer, will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof provided for in the Original Notes and the Indenture and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement relating to the Original Notes will terminate. See "Description of the Note - Exchange Offer; Registration Rights".

         To the extent that Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Original Notes could be adversely affected, and the volatility of the market price of the Original Notes could increase, due to a reduction in liquidity. Although the Original Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market, it is not expected that an active market for the Original Notes will develop while they are subject to restrictions on transfer.

Other

         Participation in the Exchange Offer is voluntary, and holders of Original Notes should carefully consider whether to accept the Exchange Offer and tender their Original Notes. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

                            Description of the Notes

         The Exchange Notes, like the Original Notes, are to be issued under a first supplemental indenture, among the Company, as issuer, Tembec, as guarantor, and HSBC Bank USA, as trustee (the "Trustee"), dated as of March 14, 2003, to an indenture dated as of April 6, 1999 (the "Original Indenture") (as supplemented by the first supplemental indenture, the "Indenture"). The Exchange Notes will evidence the same debt as the Original Notes and will be issued, and the holders thereof will be entitled to the same rights as holders of the Original Notes, under the Indenture. The terms of the Exchange Notes are identical in all material respects to the Original Notes except for certain transfer restrictions and registration rights relating to the Original Notes and except that, in the event that either (i) an Exchange Offer Registration Statement is not filed with the Commission on or prior to the 45th day following the date of original issue of the Original Notes, (ii) such Exchange Offer Registration Statement is not declared effective on or prior to the 90th day following the date of original issue of the Original Notes, (iii) the Exchange Offer is not completed within 45 days after the initial effective date of the Exchange Offer Registration Statement, (iv) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or useable or (v) certain other events specified in the Registration Rights Agreement occur, then special interest, in addition to the interest set forth on the cover page hereof, shall accrue on the Original Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Original Notes shall bear interest at the original rate; provided, however, that if after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. Accordingly, unless specifically stated to the contrary, the following description applies equally to all Notes. A copy of the Indenture is available upon request from the Company.

         The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Unless otherwise indicated, references under this caption to sections, "ss." or articles are references to the Indenture. Where reference is made to particular provisions of the Indenture or to defined terms not otherwise defined herein, such provisions or defined terms are incorporated herein by reference. A reference to the "Company" as used in this section, means Tembec Industries Inc. and not any of its subsidiaries.

                                     General

         The Exchange Notes will be senior unsecured obligations of the Company, will be limited to U.S.$100 million aggregate principal amount and will mature on June 30, 2009. The aggregate principal amount of Notes that may be issued under the Indenture is limited to U.S.$450 million, of which U.S.$350 million had been issued upon consummation of the offering of the Original Notes. The Notes will bear interest at 8.625% per annum from December 30, 2002 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on June 30 and December 30 of each year, commencing, in the case of the Exchange Notes, on June 30, 2003, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding June 15 or December 15, as the case may be. The Notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at 9.625% per annum. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. (Sections 301, 306 and 309)

         Principal of and premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer and exchange, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, provided that, at the option of the Company, payment of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the Note Register. Until otherwise designated by the Company, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Registrar. (Sections 301, 304 and 1002)

         The Exchange Notes will be issued in fully registered form, without coupons, in denominations of U.S.$1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer or exchange of Additional Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 304)

Form Denomination, Book-Entry Procedures and Transfer

         The Exchange Notes initially will be represented by one or more Notes in registered, global form (collectively, the "Global Notes"). The Global Notes will be deposited on issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Each Global Note will be held by DTC on behalf of its account holders. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes".

Depositary Procedures

         DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including Goldman, Sachs & Co.), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants with the respective principal amount of the individual beneficial interests represented by such Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

         Investors in the Restricted Global Notes may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

         Payments in respect of the Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

         Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counter party in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary or take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

         Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

         DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect to such portion of the principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the Global Notes for Notes in certificated form and to distribute such Notes to its Participants.

         The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

         Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interest in the Regulation S Global Notes and in the Restricted Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

         A beneficial interest in a Global Note may not be exchanged for a security in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Notes or (y) has ceased to be clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in either case the Company thereupon fails to appoint a successor Depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the applicable security registrar to reflect a decrease in the principal amount of the relevant Global Note.

                                Tembec Guarantee

         Payment of the principal of, premium, if any, and interest on the Notes, and any Additional Amounts that may be payable with respect to the Notes pursuant to the Indenture, when and as the same become due and payable (whether at Stated Maturity or purchase upon a Change of Control Triggering Event, and whether by declaration of acceleration, a Change of Control Triggering Event, call for redemption or otherwise), will be irrevocably and unconditionally guaranteed on a senior unsecured basis by Tembec as Guarantor.

                                     Ranking

         The Exchange Notes will be senior unsecured obligations of the Company and will rank pari passu among themselves and with all other unsecured and unsubordinated indebtedness of the Company. The Tembec Guarantee constitutes a guarantee of payment which will be unsecured and which will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

         As of December 28, 2002, after giving effect to (a) the repayment of the $30.7 million aggregate principal amount of 8.3% unsecured debentures due January 30, 2003, (b) the repayment of $10 million aggregate principal amount of 7% unsecured subordinated debentures due February 2, 2004 and (c) the sale of the Original Notes and the application of the net proceeds thereof, the Company, on an unconsolidated basis, would have had $1,899.1 million of debt; the Guarantor would have had $23.9 million of debt, excluding guarantees, and the subsidiaries of the Company would have had $378.3 million of debt and other payables and accruals (excluding guarantees and intercompany indebtedness between the Company and its subsidiaries). See "Capitalization", "Description of Significant Indebtedness" and "Risk Factors -- Prior Ranking Indebtedness and Adverse Consequences of Holding Company Structure".

                               Additional Amounts

         All payments made by the Company under or with respect to the Notes, or by the Guarantor pursuant to the Guarantee, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, the "Taxes"), unless the Company or the Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or the Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company or the Guarantor will pay such additional amounts (the "Additional Amounts") as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") (i) with which the Company or the Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than solely by reason of the Holder's activity in connection with purchasing the Notes, by the mere holding of Notes or by reason of the receipt of payments thereunder. The Company or the Guarantor will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

         The Company or the Guarantor will furnish the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or the Guarantor. The Company or the Guarantor will, upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (x) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, and (y) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (x) but excluding any such Taxes on such Holder's net income so that the net amount received by such Holder (net of payments made under or with respect to the Notes) after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

         At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or the Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company or the Guarantor will deliver to the Trustees an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in the Indenture or in this "Description of Notes" there is mentioned, in any context, the payment of principal, premium, if any, Redemption Price, Change of Control, Purchase Price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(Section 1008)

                                   Redemption

Optional Redemption

         The Notes are redeemable, at the option of the Company, as a whole or in part, at any time on or after June 30, 2004, at the Redemption Prices (expressed as percentages of the principal amount thereof) set forth below, together with accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning on June 30 of the years indicated:

        Year                                         Redemption Price
        ----                                         -----------------
        2004....................................         104.313%
        2005....................................         102.875%
        2006....................................         101.438%
        2007 and thereafter.....................         100.000%

         If less than all the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof that it is an integral multiple of U.S.$1,000. (Sections 203, 1101, 1104, 1105 and 1007)

         The Notes will not have the benefit of any sinking fund.

Redemption for Changes in Canadian Withholding Taxes

         The Notes will be subject to redemption in whole, but not in part, at the option of the Company, at any time at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the Redemption Date, if the Company or the Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after March 30, 1999. (Section
1109)

Selection and Notice

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee by such method as the Trustee shall deem fair and appropriate; provided, however, that Notes will not be redeemed in amounts less than the minimum authorized denomination of U.S.$1,000. (Section 1104). Notice of redemption shall be mailed by first class mail not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. (Section 1105) A new Note in a principal amount equal to the redeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. (Section 1108) On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.
(Section 1107)

                                Change of Control

         Within 30 days of the occurrence of a Change of Control Triggering Event, the Company or the Guarantor will be required to make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase. A "Change of Control Triggering Event" will be deemed to have occurred if both a Change of Control and a Rating Decline occur. A "Change of Control" will be deemed to have occurred at such time as either (a) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliate or Related Persons thereof (other than the Guarantor or a Wholly Owned Subsidiary of the Guarantor in the case of the Company), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company or the Guarantor; or (b) any Person or Group, together with any Affiliates or Related Persons thereof (other than the Guarantor or a Wholly Owned Subsidiary of the Guarantor in the case of the Company), shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company or the Guarantor such that such nominees, when added to any existing director remaining on the Board of Directors of the Company or the Guarantor after such election, who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Company or the Guarantor. A "Rating Decline" will be deemed to have occurred if at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or the intention of the Company or the Guarantor or any Person to effect a Change of Control, the rating of the Notes is decreased by any Rating Agency by one or more Gradations and the rating by such Rating Agency on the Notes following such downgrade is below Investment Grade.

         If a Change of Control Offer is made, there can be no assurance that the Guarantor or the Company, as the case may be, will have funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer to Purchase. The failure of the Company or the Guarantor to make or consummate the Change of Control Offer to Purchase or pay the Change of Control Purchase Price on the Change of Control Purchase Date will give the Trustee and the Holders the rights described under "-- Events of Default".

         In the event that the Guarantor or the Company makes an Offer to Purchase the Notes, the Guarantor or the Company, as the case may be, intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act. (Section 1010)

                                 Fall-away Event

         In the event that the Notes are rated Investment Grade and no Event of Default or Default shall have occurred and be continuing (the occurrence of the foregoing events, being collectively referred to as the "Fall-away Event"), upon the request of the Company certain of the covenants described under "-- Certain Covenants" will no longer be applicable to the Company and its Subsidiaries. The covenants that will be released upon the Fall-away Event are "Change of Control", "Limitation on Debt", "Limitation on Restricted Payments", "Prohibition on Limitations Concerning Distributions By and Transfers to Subsidiaries", paragraph (a) under "Limitation on Sale and Leaseback Transactions", "Limitation on Transactions with Affiliates and Related Persons", "Limitation on Asset Dispositions", and clauses (3) and (4) under "Consolidation, Amalgamation, Merger, Conveyance, Sale or Lease; Certain Asset Purchases".

         After a Fall-away Event, the Company and its Subsidiaries will be subject to the following covenants: "Limitation on Subsidiary Debt and Preferred Stock", "Limitation on Liens", paragraph (b) under "Limitation on Sale and Leaseback Transactions", "Limitations on Issuances and Sales of Capital Stock of Wholly-Owned Subsidiaries", "Provision of Financial Information" and clauses (1) and (2) under "Consolidation, Amalgamation, Merger, Conveyance, Sale or Lease; Certain Asset Purchases". As a result, upon the occurrence of the Fall-away Event the Notes will be entitled to substantially less covenant protection. (Section 1022)

                                Certain Covenants

         The Indenture contains, among others, the following covenants:

Limitation on Debt

         The Company will not Incur and will not permit any Subsidiary to incur any Debt unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof, the Consolidated Cash Flow Ratio for the four full fiscal quarters for which quarterly or annual financial statements are available immediately preceding the Incurrence of such Debt, calculated on a pro forma basis as if such Debt had been Incurred, and proceeds thereof had been applied, at the beginning of such four full fiscal quarters, would be greater than 2.0 to 1 (the "Debt Incurrence Provision").

         Notwithstanding the foregoing, the Company and its Subsidiaries will be permitted to Incur the following Debt:

         (i) Debt under the Existing Notes, in an aggregate principal amount not to exceed U.S.$250 million;

         (ii) Debt not covered by any other clause of this covenant outstanding on the date of the Original Indenture;

         (iii) Debt owed by the Company to any Wholly Owned Subsidiary of the Company (provided that such Debt is at all times held by a Person which is a Wholly Owned Subsidiary of the Company); provided, however, that, for purposes of this "Limitation on Debt" covenant, upon either (x) the transfer or other disposition by a Wholly Owned Subsidiary of the Company of any Debt so permitted to a Person other than the Company or another Wholly Owned Subsidiary of the Company or (y) the issuance (other than Qualified Capital Stock), sale, lease, transfer or other disposition of shares of Capital Stock (including by amalgamation, consolidation or merger) of such Wholly Owned Subsidiary to a Person other than the Company or another Wholly Owned Subsidiary of the Company, the provisions of this clause (iii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

         (iv) Debt under one or more Working Capital Facilities or similar arrangements in an aggregate principal amount at any one time outstanding not to exceed the Borrowing Base of the Company and its Subsidiaries plus U.S.$100 million or its equivalent in Canadian dollars; provided, however, that such U.S.$100 million shall not be secured by a lien on any asset of the Company or its subsidiaries other than Inventory or Receivables of the Company and its Subsidiaries;

         (v) Debt Incurred to renew, extend, refinance or refund any Debt permitted to be incurred pursuant to the Debt Incurrence Provision and in clause (i), (ii) or (iii) above or (ix) below; provided, however, that the principal amount of such Debt does not exceed the principal amount (or accreted value in the case of Debt issued at an original issue discount) of Debt so renewed, extended, refinanced or refunded plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company in connection with such refinancing; and provided further that (A) in the case of any refinancing or refunding of Debt which is pari passu with the Notes or the Tembec Guarantee, as the case may be, the refinancing or refunding Debt is made pari passu with the Notes or the Tembec Guarantee, as the case may be, or subordinated to the Notes or the Tembec Guarantee, as the case may be, and, in the case of any refinancing or refunding Debt which is subordinated in right of payment to the Notes, the refinancing or refunding Debt is made subordinated to the Notes at least to the same extent as the Debt being refinanced or refunded and (B) in any case, the refinancing or refunding Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the earlier of the final stated maturity of the Debt being refinanced or refunded and the final stated maturity of the Notes and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such Debt at the option of the holder thereof prior to the earlier of the final stated maturity of the Debt being refinanced or refunded and the final stated maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those described under "-- Change of Control"; and, provided, further, that any Debt Incurred to renew, extend, refinance or refund any Debt Incurred by Spruce Falls Inc. (other than Debt under Working Capital Facilities) shall be Incurred by the Company;

         (vi)     Excluded Debt of any Excluded Subsidiary;

         (vii) Debt of the Company under the Tembec/Malette Quebec Guarantee or Debt of the Company under the Malette Quebec Shareholders' Support Agreement, including in both cases, without limitation, Debt which may be Incurred by the Company to finance the purchase of Malette Quebec's OSB Mill if required pursuant to the Malette Quebec Shareholders' Support Agreement;

         (viii) Debt of a Wholly Owned Subsidiary issued to and held by the Company or a Wholly Owned Subsidiary of the Company (provided that such Debt is at all times held by the Company or a Wholly Owned Subsidiary of the Company); and

         (ix) Debt not otherwise permitted to be incurred pursuant to clauses (i) through (viii) above, which, together with any other outstanding Debt Incurred pursuant to this clause (ix), has an aggregate principal amount not in excess of U.S.$100,000,000 at any time outstanding. (Section 1011)

Limitation on Subsidiary Debt and Preferred Stock

         In addition to complying with the "Limitation on Debt" covenant, the Company will not permit any Subsidiary of the Company to Incur or suffer to exist any Debt or issue or suffer to exist any Preferred Stock except:

         (i)      Guarantees by such Subsidiary of the Notes;

         (ii) Debt or Preferred Stock not covered by any other clause of this covenant outstanding on the date of the Original Indenture;

         (iii) Debt Incurred and Preferred Stock issued by a Person prior to the time (A) such Person became a Subsidiary of the Company,
                  (B) such Person merges into, amalgamates with or consolidates with a Subsidiary of the Company or (C) another Subsidiary of the Company merges into, amalgamates with, or consolidates with such Person (in a transaction in which such Person becomes a Subsidiary of the Company), which Debt or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding or in effect, as the case may be, prior to such transaction;

         (iv) Debt or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary of the Company (provided that such Debt or Preferred Stock is at all times held by the Company or a Person which is a Wholly Owned Subsidiary of the Company);

         (v) Excluded Debt Incurred or Preferred Stock issued by any Excluded Subsidiary of the Company;

         (vi) Debt of Subsidiaries of the Company under Working Capital Facilities or similar arrangements in a principal amount at any time outstanding not to exceed for any Subsidiary its Borrowing Base; and

         (vii) Debt or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance or refund, any Debt, or Preferred Stock, permitted to be outstanding pursuant to clauses (i) through (iii) hereof (or any extension or renewal thereof) in an aggregate principal amount, in the case of Debt, or liquidation preference, in the case of Preferred Stock, not to exceed the principal amount (or accreted value in the case of Debt issued at an original issue discount) or liquidation preference of the Debt or Preferred Stock, respectively, so exchanged, refinanced or refunded plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company and any Subsidiary in connection with such refinancing; provided that such refinancing or refunding Debt or Preferred Stock by its terms, or by the terms of any agreement or instrument pursuant to which such Debt or Preferred Stock is issued, (x) does not provide for payments of principal or liquidation value at the stated maturity of such Debt or Preferred Stock or by way of a sinking fund applicable to such Debt or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Debt or Preferred Stock by the Company or any Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the stated maturity of the Debt or Preferred Stock being refinanced or refunded and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or any Subsidiary) of such Debt or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Debt or Preferred Stock being refinanced or refunded, other than a redemption or other retirement at the option of the holder of such Debt or Preferred Stock (including pursuant to an offer to purchase made by the Company or any Subsidiary) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those described under "-- Change of Control". (Section 1012)

Limitation on Restricted Payments

         The Company (i) will not, directly or indirectly, declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of any class of its Capital Stock or to the holders of any class of its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock or in options, warrants or other rights to acquire its Capital Stock), (ii) will not, and will not permit any Subsidiary of the Company to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person of the Company or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Related Person of the Company other than any such purchase, redemption, acquisition or retirement in which all of the value resulting therefrom is paid to the Company or a Wholly Owned Subsidiary, (iii) will not make, or permit any Subsidiary of the Company to make, any Investment in, or payment on a Guarantee of any obligation of, any Affiliate or any Related Person, other than the Company, a Subsidiary of the Company or a Person which is a Subsidiary after such Investment, (iv) will not, and will not permit any Subsidiary of the Company to, redeem, defease (including, but not limited to, legal or covenant defeasance), repurchase (including pursuant to any provision for repayment at the option of the holder thereof), retire or otherwise acquire or retire for value prior to any scheduled maturity, mandatory repayment or mandatory sinking fund payment, Debt (other than the Notes) which is subordinate in right of payment to the Notes or the Tembec Guarantee and (v) will not, and will not permit any Subsidiary of the Company to, make any Investment in any Unrestricted Subsidiary (the transactions described in clauses (i) through (v) above being referred to herein as "Restricted Payments"), if at the time thereof:

         (1) an Event of Default, or event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

         (2) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments after the date of the Original Indenture exceeds the sum of:

                  (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case Consolidated Net Income of the Company shall be negative, 100% of such negative amount) since the date of the Original Indenture;

                  (b) 100% of the aggregate net proceeds after the date of the Original Indenture, including the fair value of property other than cash (determined in good faith by the Board of Directors and evidenced by a Board Resolution), from the issuance of Capital Stock (other than Disqualified Stock) of the Company and options, warrants or other rights on Capital Stock (other than Disqualified Stock) of the Company and the value of Capital Stock (other than Disqualified Stock) of the Company that has been converted into or exchanged for Debt after the date of the Original Indenture; and

                  (c)      U.S.$75,000,000.

         The foregoing provision will not be violated by reason of (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision,
(ii) any refinancing or refunding of any Debt otherwise permitted under clause
(v) under the "Limitation on Debt" covenant, (iii) the purchase, redemption or other acquisition or retirement for value of Qualified Capital Stock, (iv) the repayment of Debt of the Company which is subordinate in right of payment to the Notes prior to any scheduled maturity, mandatory repayment or mandatory sinking fund payment to the extent required by the "Limitation on Sale and Leaseback Transactions" and "Limitation on Asset Dispositions" covenants, (v) the purchase, redemption, conversion or other acquisition or retirement for value of
(A) any Capital Stock of the Company or any Related Person of the Company, (B) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Related Person of the Company or (C) any Debt of the Company or any of its Subsidiaries, in each of subclause (A), (B) or (C) of this clause (v), for or into Capital Stock (other than Disqualified Capital Stock) of the Company, (vi) any payment required (and permitted) to be made pursuant to the terms of the Malette Quebec Shareholders' Support Agreement, (vii) any payment made pursuant to the Tembec/Malette Quebec Guarantee, (viii) Investments in Permitted Joint Ventures in an amount not to exceed U.S.$50,000,000 in the aggregate or (ix) any Restricted Payment made to the Guarantor in respect of the Class B Shares of the Company outstanding on the date of the Original Indenture provided that the Guarantor shall apply such payment to the redemption of the Class B Shares of the Guarantor. For purposes of subparagraph (2) above, any amounts so paid pursuant to the foregoing clauses (i), (iii), (iv) and (viii) shall thereafter be considered as Restricted Payments paid pursuant to said subparagraph (2). (Section 1013)

Prohibition on Limitations Concerning Distributions By and Transfers to Subsidiaries

         The Company will not, and will not permit any Subsidiary of the Company, suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Subsidiary of the Company, (ii) to make loans or advances to the Company or any Subsidiary of the Company, or (iii) to transfer any of its property or assets to the Company, except, in any such case, any encumbrance or restriction:

         (a) pursuant to any agreement in effect on the date of the Original Indenture after giving effect to the application of the proceeds from the Notes;

         (b) pursuant to an agreement relating to any Debt Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by the Company and outstanding on such date and not incurred in anticipation of becoming a Subsidiary; or

         (c) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Debt Incurred pursuant to an agreement referred to in clause (a) or (b) above; provided, however, that the provisions contained in such renewal, extension, refinancing or refunding agreement relating to such encumbrance or restriction are not more restrictive than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a Board Resolution filed with the Trustee.

         For greater certainty, any agreement that permits a Subsidiary of the Company to make payments, advances or transfers of the type referred to in clauses (i) through (iii) above but restricts the Company's use of the money, property or assets so paid, advanced or transferred or requires such money, property or assets to be pledged to a Person other than the Trustee or its nominee, shall be deemed to be a consensual encumbrance or restriction of the type prohibited by the foregoing covenant. (Section 1014)

Limitation on Liens

         The Company will not, and will not permit any Subsidiary of the Company to, create, incur, assume or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, to secure any Debt without making, or causing such Subsidiary to make, effective provision for securing the Notes (and, if the Company shall so determine, any other Debt of the Company which is not subordinate in right of payment to the Notes) (x) equally and ratably with such Debt as to such property for so long as such Debt shall be so secured or
(y) in the event such Debt is subordinate in right of payment to the Notes, prior to such Debt as to such property for so long as such Debt shall be so secured; provided that the foregoing restrictions will not apply to:

         (1) Liens in effect on the date of the Original Indenture after giving effect to the application of the proceeds from the Notes;

         (2)      Liens securing only the Notes;

         (3) Liens with respect to Inventories and Receivables of the Company and its Subsidiaries securing Debt of the Company and its Subsidiaries Incurred under one or more Working Capital Facilities in an aggregate principal amount at any one time outstanding not to exceed the Borrowing Base of the Company and its Subsidiaries plus U.S.$100 million or its equivalent in Canadian dollars, provided that such U.S.$100 million shall not be secured by a lien on any asset of the Company or its Subsidiaries other than Inventory or Receivables of the Company and its Subsidiaries;

         (4) Liens on property of a Person (a) existing at the time such Person becomes a Subsidiary of the Company and not incurred in anticipation of becoming a Subsidiary or (b) existing immediately prior to the time such Person is merged into or amalgamated or consolidated with the Company or any Subsidiary of the Company and not incurred in anticipation of such merger, amalgamation or consolidation;

         (5) Liens on property existing immediately prior to the time of acquisition thereof and not incurred in anticipation of the financing of such acquisition;

         (6) Liens to secure Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens; provided, however, that (a) the principal amount of any Debt secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item and (c) the Incurrence of such Debt is permitted by the "Limitation on Debt" or "Limitation on Subsidiary Debt and Preferred Stock" covenant;

         (7) Liens for taxes or assessments or other governmental charges or levies which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in accordance with generally accepted accounting principles shall have been made;

         (8) Liens to secure obligations under workmen's compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable;

         (9) Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business;

         (10) Liens created by or existing as a result of any litigation or legal proceeding which is currently being contested in good faith by appropriate action promptly initiated and diligently conducted, including the Lien of any judgment;

         (11) Liens consisting of the right of distress reserved or exercisable under any lease, including Liens arising under any Capital Lease Obligation;

         (12) Liens arising by operation of law or in the ordinary course of business and consisting of the rights of banks to set off deposits and other property held by them;

         (13) easements, rights-of-way, restrictions, minor defects or irregularities in title not interfering in any material respect with the ordinary conduct of the business of the Company or such Subsidiary;

         (14) Liens on Receivables Program Assets arising out of a Receivables Program of the Company or any of its Subsidiaries;

         (15) Liens on the Malette Quebec OSB Mill in connection with the financing to be provided to the Company for the purchase of the Malette Quebec OSB Mill pursuant to the Malette Quebec Shareholders' Support Agreement or the Tembec/Malette Quebec Guarantee;

         (16) Liens to secure Debt Incurred to renew, extend, refinance or refund, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (1) through (15) so long as such Lien does not extend to any other property and the principal amount of Debt so secured does not exceed the principal amount of Debt so renewed, extended, refinanced or refunded, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company in connection with such refinancing;

         (17) any Lien securing Debt owing by the Company to a Wholly Owned Subsidiary of the Company (provided that such Debt is at all times held by a Person which is a Wholly Owned Subsidiary of the Company); provided, however, that for purposes of this covenant and the "Limitation on Sale and Leaseback Transactions" covenant, upon either (x) the transfer or other disposition of Debt secured by a Lien so permitted to a Person other than the Company or another Wholly Owned Subsidiary of the Company or (y) the issuance (other than Qualified Capital Stock), sale, pledge, transfer or other disposition of shares of Capital Stock of any such Wholly Owned Subsidiary to a Person other than the Company or another Wholly Owned Subsidiary of the Company, the provisions of this clause (17) shall no longer be applicable to such Lien and such Lien shall be subject (if otherwise subject) to the requirements of this covenant without regard to this clause (17);

         (18) Liens securing Debt owed to the Company or a Wholly Owned Subsidiary of the Company by a Wholly Owned Subsidiary of the Company; and

         (19) Liens on any assets of any Subsidiary of the Company to secure Debt in an amount not to exceed 5% of Consolidated Net Tangible Assets. (Section 1015)

Limitation on Sale and Leaseback Transactions

         (a) The Company may not, and may not permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "-- Limitation on Asset Dispositions" (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

         (b) After the occurrence of a Fall-away Event, the Company will not, and will not permit any Subsidiary of the Company to, enter into any Sale and Leaseback Transaction unless (i) the Company or such Subsidiary would be entitled to enter into such Sale and Leaseback Transaction pursuant to the provisions of the Indenture described under the "Limitation on Liens" covenant above without securing the Notes or (ii) the Company or such Subsidiary shall apply, within 360 days of the effective date of any such arrangement, an amount equal to the Attributable Value in respect of the leases relating to such Sale and Leaseback Transactions to the prepayment or retirement of Debt which matures more than 12 months after the date of the creation of such Debt. (Section 1016)

Limitation on Transactions with Affiliates and Related Persons

         The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service or the making of any loan or advance, but excluding transactions between the Company and Wholly Owned Subsidiaries of the Company), with any Affiliate or Related Person, unless:

         (i) the terms of such transaction are in the best interests of the Company or such Subsidiary; and

         (ii) such transaction is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person;

which determination (a) shall be made by the Board of Directors of the Company in good faith and evidenced by a Board Resolution when such transaction involves aggregate consideration of U.S.$20,000,000 or more or (b) shall be evidenced by an Officers' Certificate when such transaction involves aggregate consideration of less than U.S.$20,000,000 but more than U.S.$5,000,000. (Section 1017)

Limitation on Asset Dispositions

         The Company will not, and will not permit any Subsidiary of the Company to, make any Asset Disposition in one or more related transactions unless:

         (1) the Company (or such Subsidiary of the Company, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or assets disposed of (which shall be as determined in good faith by the Board of Directors and evidenced by a Board Resolution when such transaction involves aggregate consideration of U.S.$20,000,000 or more, and determined in good faith and evidenced by a Officers' Certificate when such transaction involves aggregate consideration of less than U.S.$20,000,000 but more than U.S.$5,000,000);

         (2) at least 75% of the consideration for such disposition consists of cash or readily marketable cash equivalents or the assumption of Debt of the Company or such Subsidiary or other obligations relating to such assets and release from all liability on the Debt or other obligations (other than trade payables) assumed;

         (3) immediately before and after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

         (4) if the Net Available Proceeds of such Asset Disposition, together with the Net Available Proceeds of all other Asset Dispositions during the four fiscal quarters immediately preceding such Asset Disposition, including any Asset Dispositions after the completion of the most recent fiscal quarter, exceeds U.S.$20,000,000, then 100% of the amount of such Net Available Proceeds in excess of U.S.$20,000,000 (including from the sale of any marketable cash equivalents received therein), less any amounts invested not later than 360 days after such Asset Disposition in assets related to the business of the Company as determined in good faith by the Board of Directors of the Company and evidenced in a Board Resolution and less the amount of such Net Available Proceeds previously applied as provided in clauses (A) and (B) below (the amount of such Net Available Proceeds remaining after subtracting such investments and amounts previously applied being the "Excess Proceeds"), are applied by the Company (or such Subsidiary, as the case may be) (A) first, to purchases of outstanding Notes pursuant to an Offer to Purchase at a purchase price equal to 100% of their principal amount plus accrued and unpaid interest to the Purchase Date, and (B) second, to the extent of any remaining Excess Proceeds following completion of the Offer to Purchase referred to in subclause (A) above, to the repayment, within five Business Days after the Purchase Date of such Offer to Purchase, of Debt of the Company which is pari passu with the Notes or, if no such Debt exists, other Debt of the Company or any Subsidiary of the Company; provided that the Company shall not be required to repay amounts under any Working Capital Facility.

         Notwithstanding the foregoing, the Company may transfer, convey, sell or lease or dispose of the flooring plant and sawmill located in Huntsville, Ontario without complying with clause (2) and (4) above.

         The Company will mail the Offer for an Offer to Purchase required pursuant to clause (4)(A) above not more than 360 days after consummation of the relevant Asset Disposition. The aggregate principal amount of the Notes subject to the Offer to Purchase shall equal the Excess Proceeds or such lesser amount as is determined as provided in the preceding paragraph (rounded down to the next lowest integral multiple of U.S.$1,000). Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of U.S.$1,000.

         The Company will not be entitled to any credit against its obligations under clause (4)(A) above for the principal amount of any Notes acquired by the Company pursuant to an Offer to Purchase pursuant to the provisions described under "-- Change of Control".

         The Company, will comply with all applicable tender offer rules in connection with any Offer to Purchase pursuant to this covenant, including Rule 14e-1 under the Securities and Exchange Act of 1934, as amended to the extent applicable.

         Notwithstanding the foregoing, the covenant described above will not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of the Company's properties or assets within the meaning of the provisions described under "-- Consolidation, Amalgamation, Merger, Conveyance, Sale or Lease; Certain Asset Purchases". (Section 1018)

Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries

         Subject to the requirements described under "-- Consolidation, Amalgamation, Merger, Conveyance, Sale or Lease; Certain Asset Purchases" (if applicable), (i) the Company will not issue shares of its Capital Stock (other than Qualified Capital Stock), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than to the Guarantor or a Wholly-Owned Subsidiary of the Guarantor, (ii) the Company will not, and will not permit any Wholly Owned Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock (other than Qualified Capital Stock) of such or any other Wholly Owned Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary) unless such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock (other than Qualified Capital Stock) of such Wholly Owned Subsidiary and the Net Available Proceeds from such sale, assignment, transfer or conveyance are applied in accordance with the "Limitation on Asset Dispositions" covenant and (iii) the Company will not permit any Wholly Owned Subsidiary to issue shares of its Capital Stock (other than Qualified Capital Stock), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock, to any Person other than to the Company or a Wholly Owned Subsidiary. (Section 1019)

Provision of Financial Information

         Whether or not the Guarantor or the Company is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, each of the Guarantor and the Company will file with the Commission the annual reports and other information which the Guarantor or the Company, as the case may be, is or would have been required to file pursuant to such sections and the requirements of a multi-jurisdictional disclosure system adopted by the United States and, within 15 days of the required filing date, will transmit copies thereof to the Holders, as their names and addresses appear in the Security Register, and if the Guarantor or the Company is not required to file such documents with the Commission and the voluntary filing of such documents is not permitted, will promptly upon written request supply copies of such documents to any prospective Holder of Notes. (Section 1020)

Consolidation, Amalgamation, Merger, Conveyance, Sale or Lease; Certain Asset Purchases

         The Company will not (a) consolidate or amalgamate with or merge into any other Person except a Wholly Owned Subsidiary of the Company, (b) permit any other Person (other than a Wholly Owned Subsidiary of the Company) to consolidate or amalgamate with or merge into the Company, or (c) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, unless (among other things) in any such transaction:

         (1) immediately before and after giving effect to such transaction and treating any Debt Incurred by the Company or a Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

         (2) the Person (if other than the Company) formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety (the "Successor Company") shall be a corporation, partnership or trust, shall be organized and validly existing under the federal laws of Canada or any province thereof or the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the obligations of the Company under the Indenture, the Notes;

         (3) immediately after giving effect to such transaction, taking into consideration any form of equity issued in contemplation of the transaction, the Consolidated Net Worth of the Company or, if applicable, the Successor Company shall be equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

         (4) immediately after giving effect to such transaction, and treating any Debt incurred by the Company or any Subsidiary as a result of such transaction as having been incurred at the time of such transaction, the Company or, if applicable, the Successor Company could incur at least U.S.$1.00 of additional Debt pursuant to the first paragraph of the "Limitation on Debt" covenant. (Sections 801 and 802)

                                Events of Default

         The following are Events of Default under the Indenture:

         (1) default in the payment of the principal of, premium, if any, on any Note at its maturity; or

         (2) default in the payment of any interest or any Additional Amounts upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

         (3) default in the performance or breach of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically dealt with), and continuance of such default or breach for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes issued under the Indenture; or

         (4) the Tembec Guarantee shall, for any reason cease to be, or be asserted in writing by the Guarantor or any Subsidiary of the Guarantor not to be, in full force and effect, enforceable in accordance with its terms, except pursuant to the release of any such Guarantee in accordance with the Indenture; or

         (5) one or more defaults by the Company or any Subsidiary of the Company under one or more evidences of Debt or instruments governing the same with a principal amount then outstanding, individually or in the aggregate, in excess of U.S.$25,000,000, which default or defaults shall constitute a failure to pay any portion of the principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

         (6) a final judgment or final judgments for the payment of money are entered against the Company or any Subsidiary of the Company in an aggregate amount in excess of U.S.$25,000,000 by a court or courts of competent jurisdiction, which judgments remain undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal all such judgments has expired; or

         (7) the institution by the Company or any Subsidiary that has total assets of more than U.S.$25,000,000 of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part or its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

         (8) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary (except with respect to a Subsidiary that has total assets of U.S.$25,000,000 or less) a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement or adjustment of or in respect of the Company or any Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days. (Section 501)

         If an Event of Default (other than an Event of Default specified in clause (7) or (8) above) occurs and is continuing with respect to the Indenture, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of all outstanding Notes to be due and payable immediately. In the event of a declaration of acceleration because an Event of Default specified in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the Debt which is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Debt, and written notice of such discharge or rescission is given to the Trustee by the Company and countersigned by the holders of such Debt or their representative, within 90 days after such declaration of acceleration in respect of such Notes, and no other Event of Default has occurred during such 90-day period which has not been cured or waived during such period. If an Event of Default specified in clauses (7) and (8) above occurs and is continuing, then the principal of all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. (Section 502)

         After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of outstanding Notes may, by written notice to the Company and the Trustee, rescind and annul such declaration of acceleration and its consequences if all existing Events of Default, other than the non-payment of principal of, premium, if any, and interest on such Notes that have become due solely as a result of such acceleration, have been cured or waived. (Section
502) The Holders of a majority in principal amount of such outstanding Notes also have the right to waive any past default under the Indenture except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of the Holder of each outstanding Note. (Section
513)

         During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holder unless such Holder has offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the Holders of not less than a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

                  Discharge, Defeasance and Covenant Defeasance

         The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding Notes when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b)(i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit, (ii) the Company has paid all sums payable by it under the Indenture, and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at their respective Maturities or on the Redemption Date or Redemption Dates, as the case may be. (Article Four)

         The Company may, at its option, and at any time, elect to have the obligations of the Company discharged with respect to all outstanding Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied its other obligations under the Indenture, except for (i) the rights of the Holders of outstanding Notes to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes relating to the issuance of temporary Notes, the registration, transfer and exchange of Notes, the replacement of mutilated, destroyed, lost or stolen Notes, the maintenance of an office or agency in the Borough of Manhattan, The City of New York, the holding of money for security payments in trust, the payment of any Additional Amounts and statements as to compliance with the Indenture, (iii) the Company's right of redemption in the event of Additional Amounts becoming payable under certain circumstances, (iv) the Company's obligations in connection with the rights, powers, trusts, duties and immunities of the Trustee and (v) the defeasance provisions of the Indenture.

         In addition, the Company, may, at its option and at any time, elect to be released from its obligations with respect to certain of its covenants under the Indenture (including those described under "Change of Control", "Certain Covenants -- Limitation on Debt", "-- Limitation on Subsidiary Debt and Preferred Stock", "-- Limitation on Restricted Payments", "-- Prohibition on Limitations Concerning Distributions By and Transfers to Subsidiaries", "-- Limitations on Liens", "-- Limitation on Sale and Leaseback Transactions", "-- Limitation on Transactions with Affiliates and of Related Persons", "-- Limitation on Asset Dispositions", "-- Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries", "-- Provision of Financial Information" and the financial tests described under "-- Consolidation, Amalgamation, Merger, Conveyance, Sale or Lease; Certain Asset Purchases") (collectively, "covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under "-- Events of Default" will no longer constitute Events of Default with respect to the Notes.

         In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, certain U.S. government obligations or a combination of such cash and government obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Interest on the outstanding Notes on the Stated Maturity of the Notes (or Redemption Date, if applicable) of such principal or installment of interest, (ii) in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since March 30, 1999, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) in the case of defeasance or covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in Canada to the effect that Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred (which condition may not be waived by any Holder or the Trustee); and (v) the Company must comply with certain other conditions. (Article Twelve)

                             Amendments and Waivers

         With the consent of the Holders of a majority in principal amount of the outstanding Notes, the Company, the Guarantor and the Trustee may enter into supplements to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under such Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each outstanding Note affected thereby, (i) change the stated maturity of the principal of or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase Date), (ii) reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of such indenture or certain defaults thereunder and their consequences) provided for in the Indenture, (iii) modify any of the provisions of those Sections of such Indenture governing supplemental indentures with the consent of Holders or the waiver of past defaults or certain covenants except to increase the percentage of the principal amount of outstanding Notes the consent of the Holders of which is required for any such act or to provide that certain other provisions of such Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, (iv) following the mailing of an Offer with respect to an Offer to Purchase as described under "-- Change of Control" or "-- Certain Covenants-- Limitation on Asset Dispositions", modify the provisions of such Indenture with respect to such Offer to Purchase in a manner adverse to any Holder, (v) amend or modify any of the provisions of the Indenture in any matter which subordinates the Notes issued thereunder in right of payment to other Indebtedness of the Company or which subordinates the Tembec Guarantee in right of payment to other Indebtedness of the Guarantor. (Section 902)

         Subject to compliance with the "Limitation on Debt" covenant, the Company, the Guarantor and the Trustee may enter into supplemental indentures to issue additional Notes under the Indenture, as permitted by the Indenture, without the consent of the Holders of Notes.

         The Guarantor or the Company, as the case may be, may omit, in any particular instance, to comply with any term, provision or condition of certain restrictive covenants of the indenture, if before or after the time for such compliance, the Holders of a majority in principal amount of the outstanding Notes waive such compliance in such instance or generally waive compliance with such term, provision or condition. (Section 1021)

                                  Governing Law

         The Indenture is governed and the Exchange Notes will be governed by and construed in accordance with the laws of the State of New York.

                           Enforceability of Judgments

         The Company and the Guarantor are Canadian corporations. The Company's and Guarantor's directors, controlling persons and most of their respective officers, as well as certain experts named herein, are non-residents of the United States. Substantially all of the assets of the Company, the Guarantor and such persons are located outside the United States. As a result, it may be difficult for holders of Notes to effect service of process within the United States upon the Company or the Guarantor, or their directors, officers, controlling persons and experts who are not residents of the United States predicated upon civil liabilities under the federal securities laws of the United States. In addition, any judgment obtained in the United States against the Company or the Guarantor, including judgments with respect to amounts payable under the Notes, may not be collectible in the United States. The Company and the Guarantor have been advised by McCarthy Tetrault LLP, their Canadian counsel, that:

         (a) In the Province of Quebec, a court of competent jurisdiction will, upon motion, recognize and, where applicable, declare enforceable a judgment in personam of a court of the State of New York or a federal court sitting in the State of New York ("New York Court") in relation to the enforcement of the Indenture or the Notes that is not impeachable as void or voidable under the laws of the State of New York for a sum certain if: (i) the New York Court had jurisdiction, as determined under the relevant provisions of the Civil Code of Quebec (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for that purpose if the dispute giving rise to the judgment is substantially connected with the State of New York); (ii) such judgment is not subject to ordinary remedy and is final and enforceable at the place it was rendered; (iii) such judgment was not rendered in contravention of the fundamental principles of procedure; (iv) there were no proceedings pending in the Province of Quebec and no judgment rendered in the Province of Quebec or in a third country meeting the necessary conditions for recognition in the Province of Quebec between the same parties, based on the same facts and having the same object; (v) the outcome of such judgment is not manifestly inconsistent with public order as understood in international relations, as that term is applied by courts of the Province of Quebec; (vi) such judgment does not enforce obligations arising from the taxation laws or laws of a public nature, such as penal or expropriation laws; (vii) the motion to recognize and enforce such judgment is commenced in the Province of Quebec within the applicable prescription period; and (viii) the foreign judgment is not contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments (as defined therein).

                  If the judgment of the New York Court is rendered by default, it will be enforceable (subject to the preceding paragraph) provided that the plaintiff proves that the act of procedure initiating the proceedings leading to the judgment was duly served on the defendant (in accordance with the laws of the State of New York), and a court of competent jurisdiction in the Province of Quebec may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn of the act of procedure or it was not given sufficient time to offer its defense; and

         (b) an original action predicated upon civil liabilities contemplated by the federal securities laws of the United States against the Company or the Guarantor or its respective directors, officers or experts domiciled in the Province of Quebec could be instituted in the Province of Quebec, except where the exclusive jurisdiction of another court or arbitrator has been agreed upon by the parties, or the Quebec court, upon application of a party, declines jurisdiction on the ground that it considers the courts of another jurisdiction to be in a better position to decide the issue. While counsel has advised that, as a general rule, in any such original action a Quebec court of competent jurisdiction would apply the law of the place where the injurious act occurred, such counsel are unable to affirm that in all circumstances all provisions of the federal securities laws of the United States would be applied by the Quebec court.

         (c) In the Province of Ontario, where a substantial part of the Company's operations are situated, the laws of such province and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Ontario on any final and conclusive judgment in personam of a court of the State of New York or a federal court sitting in the State of New York ("New York Court") that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain in respect of the enforcement of the Indenture or the Notes if (i) the court rendering such judgment has jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for such purpose), (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as that term is applied by the courts of the Province of Ontario, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada), and (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, penal or public laws in the Province of Ontario, (iv) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the Province of Ontario,
                  (v) the action to enforce the foreign judgment is commenced within the applicable limitation period, and (vi) in the case of a judgment obtained by default, there has been no manifest error in the granting of such judgment. The Company has been advised by McCarthy Tetrault LLP that they know of no reason, based upon public policy, under the present laws of the Province of Ontario and the federal laws of Canada applicable therein for refusing to recognize a judgment of a New York Court to enforce the Indenture or the Notes.

         (d) Under the Currency Act (Canada), a court of competent jurisdiction in the Provinces of Quebec and Ontario may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in foreign currency, a court of competent jurisdiction in the Provinces of Quebec and Ontario will render its decision in the Canadian currency equivalent of such foreign currency. In Quebec, the Canadian currency equivalent is calculated at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered. In Ontario, under s. 121 of the Courts of Justice Act, a court is generally required to order payment of an amount in Canadian currency sufficient to purchase the amount of the obligation in foreign currency at a bank in Ontario at the close of business on the first day on which the bank quotes a Canadian dollar rate for purchase of the foreign currency before the day payment of the obligation is received by the creditor.

                  The recognition and enforceability in Quebec or Ontario of such judgment may be limited by applicable Canadian federal and provincial bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, or other laws generally affecting the enforceability of creditors' rights.

                       Consent to Jurisdiction and Service

         The Company and the Guarantor have each appointed Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036-7798, as its agent for service of process in any suit, action or proceeding with respect to the Indenture, the Notes or the Tembec Guarantee and for actions brought under federal or state securities laws brought in any federal or state court located in the City of New York and will submit to such jurisdiction.

                       Exchange Offer; Registration Rights

         The Company has entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company has agreed, for the benefit of the holders of the Original Notes, at the Company's cost, (i) to file a registration statement (the "Exchange Offer Registration Statement") within 45 days following the date of original issue of the Original Notes (the "Issue Date") with the Commission with respect to the Exchange Offer for the Exchange Notes, (ii) to use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 90 days following the Issue Date and (iii) to use its best efforts to consummate the Exchange Offer within 45 days after the Exchange Offer Registration Statement has been declared effective. The Registration Statement of which this Prospectus constitutes a part has been filed with the Commission to satisfy such obligation. Promptly after the Registration Statement has been declared effective under the Securities Act and a receipt has been issued for this Prospectus by the Quebec securities regulatory authorities, the Company will offer the Exchange Notes in exchange for surrender of the Original Notes. The Company will keep the Exchange Offer open for not less than 30 calendar days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Original Notes. In substitution for each Original Note validly tendered to the Company pursuant to the Exchange Offer and not withdrawn by the holder thereof, the holder of such Original Note will receive an Exchange Note having a principal amount equal to the principal amount of such surrendered Original Notes.

         The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain no-action letters to other parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder which is (i) a broker-dealer who purchased such Original Notes directly from the Company for resale pursuant to Rule 144A or other available exemptions under the Securities Act, (ii) a broker-dealer who acquired such Original Notes as a result of market-making or other trading activities or (iii) a person that is an Affiliate of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Holders of Original Notes accepting the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder of Original Notes who is using the Exchange Offer to participate in the distribution of Exchange Notes must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

         Each broker-dealer (other than an Affiliate of the Company) that received Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Notes as a result of market-making activities or other trading activities and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes thereof. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period ending on the earlier of the 180th day after the Exchange Offer has been completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the Registration Rights Agreement), it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution". Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

         In the event that any changes in the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer for the purposes set forth in the Registration Rights Agreement, or if the Exchange Offer is not completed within 135 days following the Issue Date, or if any holder of the Original Notes is not eligible to participate in the Exchange Offer, the Company will, at its cost (a) as promptly as practicable, but not later than 30 days after the time such obligation arises, file a shelf registration statement pursuant to the Securities Act relating to resales of the Original Notes (the "Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 120 days after such Shelf Registration Statement is filed and (c) use its best efforts to keep effective the Shelf Registration Statement until two years after its effective date. The Company will in the event of the filing of a Shelf Registration Statement, provide to each holder of the Original Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Original Notes has become effective and take certain other actions as are required to generally permit unrestricted resales of the Original Notes. A holder of Original Notes that sells such Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations). In addition, each holder of the Original Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Shelf Registration Statement in order to have their Original Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

         In the event that either (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 45th day following the date an obligation to file arises, (ii) such Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective on or prior to the 90th day following the Issue Date or the 120th day after such Shelf Registration Statement is filed, respectively, (iii) the Exchange Offer is not completed within 45 days after the initial effective date of the Exchange Registration Statement, or (iv) the Exchange Offer Registration Statement of Shelf Registration Statement is declared effective but thereafter ceases to be effective or useable (each such event referred to in clauses (i) through (iv) above, a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then special interest, in addition to the interest set forth on the cover hereof, shall accrue on the Original Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period, and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Notes will bear interest at the original rate; provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions.

         The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

                                   The Trustee

         The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. (Sections 601, 602 and 603)

                               Certain Definitions

         Set forth below is a summary of certain terms used in the Indenture. Reference is hereby made to the Indenture for the full definition of each such term as well as any other capitalized term used herein for which no definition is provided. (Section 101)

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including an amalgamation, consolidation or merger or other sale of any such Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Subsidiary of such Person to such Person or a Wholly Owned Subsidiary of such Person or by such Person to a Wholly Owned Subsidiary of such Person) of (i) shares of Capital Stock (other than Qualified Capital Stock) or other ownership interests of a Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business or (iii) other assets (excluding (a) Receivables, Inventory and other current assets or (b) assets with an aggregate value of less than U.S.$10,000,000 in any 12-month period) or rights of such Person or any of its Subsidiaries outside of the ordinary course of business; provided that the sale, licensing, sublicensing or other disposition of assets or rights consisting solely of intellectual property and related goodwill shall not constitute an Asset Disposition.

         "Attributable Value" means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension option held by the lessee), discounted from the respective due dates to the date of determination at a rate equivalent to the rate used for the purposes of financial reporting in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges.

         "Borrowing Base" of any Person means an amount equal to 90% of (x) the sum of (i) the value of Receivables plus (ii) the value of Inventory of such Person minus (y) the value of any Receivables of such Person pledged, contributed, paid or otherwise transferred or encumbered pursuant to any Receivables Program that is not part of such Person's Working Capital Facility. The value of Receivables shall be their book value determined in accordance with generally accepted accounting principles. The value of Inventory shall be the lower of its cost and its book value (on a FIFO basis) determined in accordance with generally accepted accounting principles.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment or rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interest, participations or other equivalents (however designated) of corporate stock of such Person.

         "Consolidated Cash Flow Available for Fixed Charges" of any Person means, without duplication, for any period (i) the Consolidated Net Income of such Person for such period plus (ii) the sum of (A) Consolidated Interest Expense of such Person for such period, plus (B) Consolidated Income Tax Expense of such Person for such period, plus (C) the consolidated depreciation and amortization expense included in the income statement for such Person for such period, plus (D) other non-cash charges of such Person for such period deducted from consolidated revenues in determining Consolidated Net Income for such period, excluding, in the case of each of clauses (A) through (D) above, amounts attributable to any Excluded Subsidiary minus (iii) non-cash items of such Person for such period increasing consolidated revenues in determining Consolidated Net Income for such period.

         "Consolidated Cash Flow Ratio" of any Person means for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period, plus (B) the annual interest expense (including the amortization of debt discount) with respect to any Debt proposed to be Incurred by such Person or its Subsidiaries, plus (C) the annual interest expense (including the amortization of debt discount) with respect to any other Debt Incurred by such Person or its Subsidiaries since the end of such period to the extent not included in clause (ii)(A), minus (D) Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Debt that will no longer be outstanding as a result of the Incurrence of the Debt Incurred; provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that in the event such Person or its Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation, amalgamation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

         "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" of any Person means for any period the consolidated gross interest expense included in a consolidated income statement of such Person for such period calculated on a consolidated basis in accordance with generally accepted accounting principles (other than gross interest expense associated with Excluded Debt of any Excluded Subsidiary and gross interest expense of any Person that is not a Subsidiary of the Company unless payment of such interest expense has been guaranteed by the Company), including, without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts, (ii) any payments or fees with respect to letters of credit, bankers acceptances or similar facilities, (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, (iv) Preferred Stock dividends declared and payable in cash in respect of Preferred Stock of such Person or any Subsidiary of such Person, except Preferred Stock held by such Person or a Wholly Owned Subsidiary of such Person (other than an Excluded Subsidiary), (v) interest paid by such Person on any Debt Guaranteed by such Person and (vi) the portion of any rental obligation allocable to interest expense.

         "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Excluded Subsidiary of such Person, to the extent of the restrictions applicable to dividends, distributions or other payments to such Person by such Excluded Subsidiary, (c) the net income (or loss) of any Person that is not a Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on Asset Dispositions by such Person or its Subsidiaries and (e) all extraordinary gains and extraordinary losses.

         "Consolidated Net Tangible Assets" means the total amount of assets of any Person on a consolidated basis, including deferred pension costs, after deducting therefrom (i) all current liabilities (excluding any indebtedness classified as a current liability), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and financing costs and all other like intangible assets and (iii) appropriate adjustments on account of minority interests of other Persons holding shares of the Subsidiaries of such Person, all as set forth in the most recent balance sheet of such Person and its consolidated Subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with generally accepted accounting principles.

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided, however, that, with respect to the Company, adjustments following the date of the Original Indenture to the accounting books and records of the Company in accordance with generally accepted accounting principles resulting from the acquisition of control of the Company by another Person shall not be given effect to.

         "Debt" means (without duplication) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes, assets or businesses, (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every obligation to pay rent or other similar payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; provided that "Debt" shall not include any Excluded Debt of any Excluded Subsidiary or Affiliate of such Person.

         "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Company, any Subsidiary of the Company or the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes.

         "Excluded Debt" means Debt or that portion of Debt of any Excluded Subsidiary (i) as to which neither the Company nor any of its Subsidiaries (other than an Excluded Subsidiary) (A) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitutes the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against an Excluded Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of such Excluded Subsidiary or any of its Subsidiaries (other than an Excluded Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Excluded Subsidiary" of any Person means any Subsidiary of such Person that is subject to restrictions on its ability (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to such Person or any other Subsidiary of such Person, (ii) to make loans or advances to such Person or any Subsidiary of such Person or (iii) to transfer any of its property or assets to such Person. For greater certainty, any Subsidiary of such Person that is permitted to make payments, advances or transfers of the type referred to in clauses (i) through (iii) above subject to restrictions on such Person's use of the money, property or assets so paid, advanced or transferred or requirements that such money, property or assets be pledged to a Person other than the Trustee or its nominees, shall be deemed to be an Excluded Subsidiary; provided, however, that the Spruce Falls Inc. shall not be an Excluded Subsidiary.

         "generally accepted accounting principles" means, with respect to any computation required or permitted under the Indenture, such accounting principles as are generally accepted in Canada as consistently applied by the Company on the date of the Original Indenture. Unless otherwise specifically indicated, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles but shall not include the accounts of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or one of its Wholly Owned Subsidiaries or Related Persons that are not Subsidiaries.

         "Gradation" means a gradation within a Rating Category or a change to another Rating Category, which shall include: (i) "+" and "-" in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation), (ii) 1, 2 and 3 in the case of Moody's current Rating Categories (e.g., a decline from Bal to Ba2 would constitute a decrease of one gradation) or (iii) the equivalent in respect of successor Rating Categories of S&P or Moody's or Rating Categories used by Rating Agencies other than S&P and Moody's.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

         "Inventory" of a Person means all inventory of such Person, including
(i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed by such Person's business, (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease and (iii) all goods returned or repossessed by such Person.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Debts issued by any other Person.

         "Investment Grade" means (i) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P), and Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (ii) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Malette Quebec OSB Mill" means the property and assets of Malette Quebec relating to its OSB mill in St-Georges de Champlain, Quebec, which are subject to a put by Malette Quebec's lenders to the Company pursuant to the Malette Quebec Shareholders' Support Agreement.

         "Malette Quebec Shareholders' Support Agreement" means that certain consolidated, amended and restated Shareholders' Support and Subordination Agreement dated July 14, 1994 among the Company, Rexfor, Malette-Rexfor-GLV Inc., Malette Quebec and the lenders to Malette Quebec, as amended from time to time.

         "Moody's" means Moody's Investor Service, Inc. and its successors.

         "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law be repaid out of the proceeds of such Asset Disposition and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

         "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

         "Permitted Joint Venture" means any joint venture arrangement (which may be structured as an unincorporated joint venture, corporation, partnership, association or limited liability company) with an Affiliate or a Related Person which engages only in a business which in the good faith judgment of the Board of Directors is related to the business of the Company.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Stock", as applied to the Capital Stock of any Person, means the Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Qualified Capital Stock" means Capital Stock of the Company or any Wholly Owned Subsidiary that is issued to employees or directors of the Company or such Wholly Owned Subsidiary pursuant to any employee or directors' stock option, bonus or other compensation plan or grant, in each case as adopted by the Board of Directors of the Company or such Wholly Owned Subsidiary.

         "Rating Agencies" means (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

         "Rating Category" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

         "Receivables" of a Person means all of the accounts receivable of such Person, whether now existing or existing in the future.

         "Receivables Program" means, with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale or other transfer of encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.

         "Receivables Program Assets" means all of the following property and interests in property, whether now existing or existing in the future or hereafter arising or acquired: (i) accounts, (ii) accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services, no matter how evidenced, whether or not earned by performance), (iii) all unpaid seller's or lessor's rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees of any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all books and records relating to any of the foregoing, (x) all instruments, contract rights, chattel paper, documents and general intangibles related to any of the foregoing and (xi) all proceeds of any of the foregoing.

         "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of the Notes.

         "Related Person" of any Person means any other Person owning (a) 10% or more of the outstanding Common Stock of such Person or (b) 10% or more of the Voting Stock of such Person.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person for a term of more than 30 months of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof. "Subsidiary" shall not include an Unrestricted Subsidiary created in accordance with the definition of "Unrestricted Subsidiary".

         "Tembec Guarantee" means the Guarantee by Tembec of the Guaranteed Obligations under the Indenture.

         "Tembec/Malette Quebec Guarantee" means the guarantee by the Guarantor of the obligations of the Company under the Malette Quebec Shareholders' Support Agreement and the Debt which may be Incurred by the Company to finance the purchase of the Malette Quebec OSB Mill pursuant to such agreement.

         "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or
(ii) is directly or indirectly liable for any Debt of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its other Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, (2) any Subsidiary of the Company (other than a Subsidiary existing on the date of the first issuance of the Notes under the Indenture or a successor to any such Subsidiary) which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (3) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (x) the Subsidiary to be so designated shall then have total assets of U.S.$1,000 or less or (y) immediately after giving effect to such designation, the Company could incur at least U.S.$1.00 of additional Debt pursuant to the first paragraph under the "Limitation on Debt" covenant. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary; provided that, immediately after giving effect to such designation, the Company could Incur at least U.S.$l.00 of additional Debt pursuant to the first paragraph under the "Limitation on Debt" covenant. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than Qualified Capital Stock) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

         "Working Capital Facility" of any Person means any loan agreement or credit facility among such Person and any of its Subsidiaries and a bank or other financial institution or group of banks or other financial institutions providing for short-term loans, loans on a revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances, in each case for the purpose of funding such Person's or Subsidiaries' general corporate requirements.

                                INTEREST COVERAGE

         The interest coverage set forth below has been prepared and included in this Prospectus based on information extracted from the audited and unaudited financial statements prepared in accordance with Canadian GAAP and disclosure requirements under the Securities Act (Quebec). The coverage has been calculated using the exchange rates appropriate for the relevant period and the effective interest rates on the Notes and after giving effect to (a) the repayment of the $30.7 million aggregate principal amount of 8.3% unsecured debentures due January 30, 2003, (b) the repayment of $10 million aggregate principal amount of 7% unsecured subordinated debentures due February 2, 2004, and (c) the sale of the Original Notes and the application of the net proceeds thereof. See "Use of Proceeds" and "Description of Significant Indebtedness".

         After giving effect to the items above, the annual interest requirements on the consolidated long-term debt of the Guarantor, for the twelve-months ended December 28, 2002 accounted for without giving effect to the new recommendations of Section 1650 of the CICA with respect to foreign currency translation for the nine month period ended September 28, 2002, would have amounted to $167.5 million. The consolidated earnings (loss) of the Guarantor as reported for the twelve-months ended December 28, 2002, before interest on consolidated long-term debt, and provision for income taxes amounted to $(81.1) million. The earnings' coverage is less than one-to-one and additional net earnings of $248.6 million would be required to cover the deficiency.

         After giving effect to the items above, the annual interest requirements on the consolidated long-term debt of the Guarantor, for the twelve-months ended December 28, 2002 accounted for after giving effect to the new recommendations of Section 1650 of the CICA with respect to foreign currency translation, would have amounted to $167.5 million. The consolidated earnings
(loss) of the Guarantor as reported for the twelve-months ended December 28, 2002, before interest on consolidated long-term debt, and provision for income taxes amounted to $(23.4) million. The earnings' coverage is less than one-to-one and additional net earnings of $190.9 million would be required to cover the deficiency.

                                 CREDIT RATINGS

The Notes have been assigned a rating of BB+ by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc. ("S&P"), and a rating of Ba1 by Moody's Investors Service, Inc. ("Moody's"). On March 24, 2003, however, Moody's announced that it had placed the Notes on review for a rating downgrade. These ratings are the fifth highest category granted by each of S&P and Moody's for long-term debt securities. Moreover, the "+"and "1" attributed to the above rating designations indicate that the Notes are considered to be at the high end of each of the categories indicated. Prospective purchasers of the Notes should consult with the rating agencies with respect to the interpretation of the foregoing ratings and the implication of those ratings.

         The foregoing ratings should not be construed as a recommendation to buy, sell or hold securities, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. The ratings may be revised or withdrawn at any time by the rating agencies if, in their judgment, circumstances so warrant. See "The Company - Recent Developments".

                        CERTAIN INCOME TAX CONSIDERATIONS

         Holders of the Notes should consult their own tax advisers with respect to their particular circumstances and with respect to the effect of United States federal, state, local or foreign (including Canadian) tax laws to which they may be subject.

               Certain Canadian Federal Income Tax Considerations

         In the opinion of McCarthy Tetrault LLP, Canadian counsel to Tembec Industries, the following is, as of the date hereof, a summary of the material Canadian federal income tax consequences generally applicable to a holder of Exchange Notes who acquires Exchange Notes pursuant to this Prospectus. This summary applies to a holder of Exchange Notes who, for purposes of the Income Tax Act (Canada) (the "Act") at all relevant times, is not and is not deemed to be resident in Canada and does not use or hold and is not deemed to use or hold the Exchange Notes in carrying on business in Canada (a "Non-Resident Holder"). This summary is based on the provisions of the Act in force on the date hereof, the regulations thereunder, counsel's understanding of the current published administrative practices and policies of the Canada Customs and Revenue Agency ("CCRA") all in effect as of the date hereof. This summary also takes into account all specific proposals to amend the Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and assumes that all such proposals will be enacted substantially as proposed. However, no assurance can be given that such proposals will be enacted as proposed, or at all. Except for such proposals, this summary does not take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, or any changes in the administrative practices of the CCRA. This summary does not take into account tax legislation or considerations of any province or territory of Canada or of any jurisdiction other than Canada. This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular holder of Exchange Notes.

         The exchange of an Original Note for an Exchange Note should not constitute a taxable event. Accordingly, a Non-Resident Holder will not be subject to tax under the Act in respect of such exchange.

         The payment by Tembec Industries of interest, principal or premium on the Exchange Notes to a Non-Resident Holder with whom Tembec Industries deals at arm's-length within the meaning of the Act at the time of making the payment will be exempt from Canadian withholding tax. For the purposes of the Act, related persons (as therein defined) are deemed not to deal at arm's length and it is a question of fact whether persons not related to each other deal at arm's length.

         No other taxes on income (including taxable capital gains) will be payable in respect of the holding, redemption or disposition of the Exchange Notes by a Non-Resident Holder.

         Payments made by the Guarantor under the Tembec Guarantee which are reasonably attributable to the principal of, premium, if any, and interest on the Exchange Notes will be exempt from Canadian withholding tax to the same extent that payments by Tembec Industries of principal of, premium, if any, and interest on the Exchange Notes are exempt.

             Certain United States Federal Income Tax Considerations

         The exchange of Original Notes for Exchange Notes will not constitute a recognition event for United States Federal income tax purposes. Consequently, no gain or loss will be recognized by United States Holders (as defined below) upon receipt of the Exchange Notes. The Exchange Notes will have the same issue date and issue price as the Original Notes. A United States Holder's initial tax basis in the Exchange Notes will be the same as such Holder's basis in the Original Notes exchanged therefor. United States Holders will be considered to have held the Exchange Notes from the time of their original acquisition of the Original Notes.

         The following is a general discussion of the principal United States Federal income tax considerations relevant to the purchase, ownership and disposition of the Notes by initial investors that are United States Holders. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of Notes and is limited to initial investors who purchase the Notes at the issue price, within the meaning of section 1273 of the Code, and who hold the Notes as capital assets, within the meaning of section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular initial investors in light of their personal circumstances or to certain types of initial investors subject to special tax rules (such as financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, investors that will hold the Notes as part of straddles, hedging transactions or conversion transactions for United States Federal Income tax purposes or investors whose functional currency is not the U.S. dollar).

         PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF ANY UNITED STATES FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

United States Federal Income Taxation of United States Holders

         As used herein, the term "United States Holder" means a beneficial owner of a Note that is, for United States Federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States Federal income tax regardless of its source, or (iv) a trust (A) if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of such trust, or (B) that was in existence on August 20, 1996, was treated as a United States person under the Code on the previous day, and elected to continue to be so treated.

         If a partnership holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your tax advisor.

Taxation of Interest. In general, interest paid on a Note, including any Additional Amounts paid as a result of the imposition of Canadian withholding taxes (See "Description of the Notes -- Additional Amounts"), will be taxable to a United States Holder as ordinary interest income, generally at the time it is received or accrued, in accordance with such holder's regular method of accounting for United States Federal income tax purposes. However, pre-issuance accrued interest paid to a United States Holder will be treated as a return of capital, rather than interest income, and will reduce such holder's tax basis in the Note.

Sale, Redemption or Retirement of the Notes. Upon the sale, redemption, retirement at maturity or other taxable disposition of a Note, a United States Holder generally will recognize gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such United States Holder's adjusted tax basis in the Note (generally its cost decreased by any pre-issuance accrued interest received by such holder).

         Gain or loss recognized on the disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the Note had been held for more than one year. In the case of a United States Holder who is a non-corporate taxpayer, including an individual, the maximum tax rate on net long-term capital gain is 20%.

Foreign Tax Credit Considerations. Generally, payment of interest on the Notes will not be subject to Canadian withholding tax. See "-- Certain Canadian Federal Income Tax Considerations". If, however, interest payments on the Notes become subject to Canadian withholding taxes, a United States Holder may be able, subject to generally applicable limitations, to claim a foreign tax credit or take a deduction for Canadian withholding taxes imposed on interest payments (including any Additional Amounts). Interest (including any Additional Amounts) will constitute income from sources without the United States for United States foreign tax credit purposes. Interest income (including any Additional Amounts) generally will constitute "passive income" or "financial services income" for United States foreign tax credit purposes. If, however, Canadian withholding tax is imposed at a rate of 5% or more, such income will constitute "high withholding tax interest".

         Gain or loss on the sale, redemption, retirement at maturity or other taxable disposition of a Note will generally constitute United States source income or loss for United States foreign tax credit purposes.

Backup Withholding and Information Reporting. Backup withholding currently at a rate of 30% and information reporting requirements may apply to certain payments of principal, premium, if any, and interest on a Note and to proceeds of the sale or other disposition of a Note before maturity, if a United States Holder fails to furnish its taxpayer identification number, certify that such number is correct, certify that such United States Holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain United States Holders, including corporations, are generally not subject to backup withholding and information reporting requirements. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such United States Holder's United States Federal income tax and may entitle the United States Holder to a refund, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

         The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offer or the acceptance of tenders for exchange would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes pursuant to the Exchange Offer must acknowledge that it will deliver this Prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities (an "Exchanging Dealer") in connection with resales of Exchange Notes received in exchange for Original Notes. The Company has agreed that for a period beginning when Exchange Notes are first issued in the Exchange Offer and ending on the earlier of the 180th day after the Exchange Offer has been completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the Registration Rights Agreement) (the "Resale Period"), it will make this Prospectus, as amended or supplemented, available to any Exchanging Dealer for use in connection with any such resale.

         The Company will not receive any proceeds from the exchange of Original Notes for Exchange Notes. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in exchange for Original Notes pursuant to the Exchange Offer and any person that participates in the distribution of such Exchange Notes may be deemed an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         Until the Resale Period has expired, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that acquired Original Notes for its own account as a result of market-making activities or other trading activities and that requests such documents in the Letter of Transmittal applicable thereto. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes in exchange for Original Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of (i) the issuance by the Commission of any stop order or cease trade order suspending the effectiveness of the Registration Statement or the qualification for distribution of the Exchange Notes or the initiation of any proceedings for that purpose of the Registration Statement; (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registration Statement or qualification for distribution of the Exchange Notes included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iii) the happening of any event that requires the making of any changes in the Registration Statement or this Prospectus so that, as of such date, the Registration Statement or this Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of this Prospectus, in light of the circumstances under which they were made) not misleading (which notice the Company agrees to advise to any broker-dealer that has provided in writing to the Company a telephone or facsimile number and address for notices), such broker-dealer will suspend the use of this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer or until it is advised in writing by the Company that the use of this Prospectus may be resumed and has received copies of any amendments or supplements thereto. If the Company gives any such notice to suspend the use of this Prospectus, it will extend the Resale Period by the number of days during the period from and including the date of the giving of such notice to and including the date when broker-dealers shall have received (x) copies of the supplemented or amended Prospectus necessary to permit resales of Exchange Notes or (y) the advice in writing.

                                  LEGAL MATTERS

         Certain legal matters relating to the Exchange Offer will be passed upon for the Company and the Guarantor by McCarthy Tetrault LLP, Montreal, Quebec with respect to matters of Canadian law and by Kronish Lieb Weiner & Hellman LLP, New York, New York with respect to matters of U.S. law.

                              INDEPENDANT AUDITORS

         The audited consolidated financial statements of Tembec incorporated by reference in this Prospectus have been incorporated by reference in reliance upon the reports of KPMG LLP, Montreal, Quebec, independent chartered accountants, given upon their authority as experts in auditing and accounting.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents of Tembec, which have been filed with the various provincial securities commissions or similar regulatory authorities in each of the provinces of Canada and filed with or furnished to the Securities Exchange Commission, are incorporated by reference into this Prospectus:

         (a) the Annual Information Form of Tembec dated January 23, 2003, for the fiscal year ended September 28, 2002;

         (b) the audited consolidated financial statements of Tembec including the notes thereto for the fiscal year ended September 28, 2002 together with the auditors' report thereon;

         (c) management's discussion and analysis of financial condition and results of operations of Tembec for the twelve months ended September 28, 2002;

         (d) the Management Information Circular dated December 18, 2002 relating to the annual general meeting of the shareholders of Tembec held on January 23, 2003 (excluding the Report on Executive and Other Compensation, the Performance Graph and Schedule A -- Corporate Governance Practices);

         (e) the unaudited consolidated financial statements of Tembec for the three months ended December 28, 2002; and

         (f) management's discussion and analysis of financial condition and results of operations of Tembec for the three months ended December 28, 2002.

         Any document of the type referred to in the preceding paragraphs, as well as any material change report (excluding confidential material change reports), subsequently filed by Tembec with a securities commission or any similar regulatory authority in any province of Canada after the date of this Prospectus and prior to the termination of the distribution shall be deemed to be incorporated by reference in this Prospectus.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein, or any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Information has been incorporated by reference herein from documents filed with securities commissions or similar authorities in Canada. Copies of documents incorporated herein by reference may be obtained on request without charge from the Vice-President, General Counsel and Secretary of the Guarantor, at 800 Rene-Levesque Boulevard West, Suite 2790, Montreal, Quebec H3B 1X9 (Telephone (514) 871-0137). For the purpose of the Province of Quebec, this Prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from the Vice-President, General Counsel and Secretary of the Guarantor at the above-mentioned address and telephone number. Copies of documents filed with Canadian securities commissions may be obtained from: www.sedar.com.

                              AVAILABLE INFORMATION

         Each of the Guarantor and the Company is subject to certain of the informational requirements of the Exchange Act, and in accordance therewith, will file reports and other information with the Securities and Exchange Commission (the "Commission"). Under a multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Guarantor and the Company will continue to follow the financial reporting requirements set forth in Canadian securities legislation which include the provisions of annual and interim financial statements to shareholders within 140 days after the fiscal year and 60 days after the quarter end as appropriate. Such reports and other information filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 233 Broadway, New York, New York 10279 and at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2551. Copies of such material can also be obtained from the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

             DOCUMENTS FILED AS A PART OF THE REGISTRATION STATEMENT

         The following documents have been filed with the Commission or incorporated by reference as part of the Registration Statement of which this Prospectus forms a part:

         (a) certified copy of the resolution of the Board of Directors of Tembec Industries Inc. dated March 24, 2003;

         (b) certified copy of the resolution of the Board of Directors of Tembec Inc. dated March 24, 2003;

         (c) Tembec Inc.'s Annual Information Form dated January 23, 2003 for the fiscal year ended September 28, 2002;

         (d) Tembec Inc.'s Audited Consolidated Financial Statements including the notes thereto for the fiscal year ended September 28, 2002, together with the auditors' report thereon;

         (e) Management's Discussion and Analysis of financial condition and results of operations for the twelve months ended September 28, 2002;

         (f) Unaudited consolidated financial statements of Tembec Inc. for the three months ended December 28, 2002;

         (g) Management's Discussion and Analysis of financial condition and results of operations of Tembec Inc. for the three months ended December 28, 2002;

         (h) Tembec Inc.'s Management Information Circular dated December 18, 2002 relating to the annual general meeting of the shareholders of Tembec Inc. held on January 23, 2003 (excluding the Report on Executive and Other Compensation, the Performance Graph and Schedule A - Corporate Governance Practices);

         (i)      Consent of KPMG LLP;

         (j)      Consent of McCarthy Tetrault LLP;

         (k)      Consent of Kronish Lieb Wiener & Hellman LLP;

         (l) Powers of Attorney (contained in the signature pages of the Registration Statement);

         (m) Indenture, dated as of April 6, 1999, among Tembec Industries Inc., Tembec Inc. and HSBC Bank U.S.A., as Trustee;


         (n) First Supplemental Indenture, dated March 14, 2003, among Tembec Industries Inc., Tembec Inc. and HSBC Bank U.S.A., as Trustee;

         (o) Statement of Eligibility on Form T-1 of HSBC Bank U.S.A., the Trustee;

         (p)      Letter of Transmittal; and

         (q)      Notice of Guaranteed Delivery.

                        Reconciliation with United States
                   Generally Accepted Accounting Principles of

                                   TEMBEC INC.

              Years ended September 28, 2002 and September 29, 2001

                                AUDITORS' REPORT

To the Shareholders of Tembec Inc.

         Under date of October 28, 2002, we reported on the consolidated balance sheets of Tembec Inc. as at September 28, 2002 and September 29, 2001 and the consolidated statements of operations, retained earnings and cash flows for the years then ended, included in the Company's Annual Report on Form 40-F and incorporated by reference in the short-form prospectus dated March 28, 2003. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related supplemental note entitled "Reconciliation with United States Generally Accepted Accounting Principles" included in the short-form prospectus. This supplemental note is the responsibility of the Company's management. Our responsibility is to express an opinion on this supplemental note based on our audits.

         In our opinion, such supplemental note, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


/s/ KPMG LLP
Chartered Accountants
Montreal, Canada
October 28, 2002

                                  TEMBEC INC.

              Reconciliation with United States Generally Accepted
                       Accounting Principles (Continued)

              Years ended September 28, 2002 and September 29, 2001
             (Figures in table are in millions of dollars except for
                    number of shares and per share amounts).

                                  TEMBEC INC.

   Reconciliation with United States Generally Accepted Accounting Principles

              Years ended September 28, 2002 and September 29, 2001
             (Figures in table are in millions of dollars except for
                    number of shares and per share amounts).

The consolidated financial statements of the Company have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") in Canada. The following adjustments and/or additional disclosures would be required in order to present the financial statements in accordance with U.S. GAAP and with practices prescribed by the United States Securities and Exchange Commission for the two years ended September 28, 2002 and September 29, 2001.

If United States GAAP were employed, the net (loss) earnings for the year would be adjusted as follows:


                                                   2002         2001
                                                 --------     --------

Net (loss) earnings under Canadian GAAP .....    $ (158.5)    $   77.9
Adjustments:
   Foreign exchange .........................       127.5       (111.2)
   Income taxes .............................       (33.2)        51.1
   Share in loss of affiliated companies ....         6.9         (6.5)
   Amortization of goodwill .................        (0.9)        (1.5)
   Depreciation of fixed assets .............         0.3          0.8
   Amortization of development costs ........         0.5          0.5
                                                 --------     --------

Net (loss) earnings under U.S. GAAP .........    $  (57.4)    $   11.1
                                                 ========     ========

(Loss) earnings per share under U.S. GAAP:

Basic:
   (Loss) earnings before extraordinary items    $  (0.54)    $   0.13
   Extraordinary items, net of income taxes .       (0.13)          --
                                                 --------     --------

(Loss) earnings per share ...................    $  (0.67)    $   0.13
                                                 ========     ========

Diluted:
   (Loss) earnings before extraordinary item     $  (0.54)    $   0.13
   Extraordinary items, net of income taxes .       (0.13)          --
                                                 --------     --------

Diluted (loss) earnings per share ...........    $  (0.67)    $   0.13
                                                 ========     ========

                                  TEMBEC INC.

              Reconciliation with United States Generally Accepted
                       Accounting Principles (Continued)

              Years ended September 28, 2002 and September 29, 2001
             (Figures in table are in millions of dollars except for
                    number of shares and per share amounts).

The cumulative effect of the adjustments on the consolidated assets, liabilities and shareholders' equity is as follows:


                                                     2002         2001
                                                   --------     --------

Total assets under Canadian GAAP ..............    $4,028.6     $4,146.0

Adjustments:
    Goodwill ..................................         9.9         10.7
    Fixed assets ..............................        (7.8)        (8.1)
    Proportionate consolidation:
        Investments ...........................        79.4         61.0
        Assets ................................      (179.5)      (141.2)

Other assets:
    Deferred development costs ................        (2.6)        (3.2)
    Foreign currency translation ..............       (37.3)       (87.8)
    Loans to employees for share purchase loans        (8.3)        (7.4)
    Future income taxes .......................         4.7           --
                                                   --------     --------
                                                     (141.5)      (176.0)
Total assets under U.S. GAAP ..................    $3,887.1     $3,970.0
                                                   ========     ========


                                                     2002         2001
                                                   --------     --------

Total liabilities under Canadian GAAP .........    $2,816.5     $2,778.4

Adjustments:
    Foreign exchange contracts ................        25.8        102.8
    Proportionate consolidation ...............       (85.6)       (69.2)
    Future income taxes .......................       (17.2)       (40.2)
    Minimum pension liabilities ...............        13.8           --
                                                   --------     --------
                                                      (63.2)        (6.6)

Total liabilities under U.S. GAAP .............    $2,753.3     $2,771.8
                                                   ========     ========
Total shareholders' equity under Canadian GAAP     $1,212.1     $1,367.6
Total asset adjustments .......................      (141.5)      (176.0)
Total liability adjustments ...................        63.2          6.6
                                                   --------     --------

Total shareholders' equity under U.S. GAAP ....    $1,133.8     $1,198.2
                                                   ========     ========

(a) Foreign exchange:

         U.S. GAAP require immediate recognition in earnings of unrealized foreign currency exchange gains and losses on long-term monetary items with a fixed or ascertainable life, whereas Canadian GAAP require that these unrealized gains and losses be deferred and amortized over the remaining life of the related debt.

         Tembec has hedged future revenue stream with foreign exchange contracts. The transactions are recorded into earnings at the value based on the forward contracts.

         Under U.S. GAAP unrealized gains and losses on the forward contracts are included in earnings based on their current market value.

                                  TEMBEC INC.

              Reconciliation with United States Generally Accepted
                       Accounting Principles (Continued)

              Years ended September 28, 2002 and September 29, 2001
             (Figures in table are in millions of dollars except for
                    number of shares and per share amounts).

(b)      Income taxes:

         On October 1, 2000, Tembec adopted the new Canadian accounting recommendations for income taxes (Section 3465). The new Canadian accounting recommendations essentially harmonize the principles of Canadian GAAP with U.S. GAAP. For Canadian GAAP, the new standard was applied prospectively. For U.S. GAAP, the statement has been applied since 1992. Prior to 2000, under Canadian GAAP, Tembec accounted for income taxes using the deferral method. Under U.S. GAAP, income taxes are being provided for by the asset and liability method. The deferred tax impact of other reconciling items is also included in this caption.

(c)      Income taxes related to purchase accounting:

         Prior to adoption of Section 3465, deferred tax assets or liabilities resulting from temporary differences between the recorded costs of acquired fixed assets and the tax bases of such assets were not recorded under Canadian GAAP. Consequently, purchase price allocation under U.S. GAAP related to acquisitions before October 1, 2000 was different and this results in continued differences because Tembec has adopted Section 3465 prospectively.

(d)      Deferred development costs:

         Under U.S. GAAP, certain development costs, capitalized under Canadian GAAP, would have been charged against earnings.

(e)      Joint ventures:

         Interest in joint ventures is recognized using the proportionate consolidation method under Canadian GAAP. Under U.S. GAAP, joint ventures are accounted for using the equity method.

         Earnings recognized by each of the two methods are the same. However, a reconciliation of U.S. GAAP of the financial statements of the joint venture may result in adjustments.

(f)      Pension liabilities:

         In 2002, $13.8 million was recognized as an additional minimum pension liability on the balance sheet and $9.1 million net of income taxes of $4.7 million in other comprehensive income. The amount was recognized under SFAS No. 87 due to an actuarially valued minimum accumulated benefit obligation in excess of the fair value of the Plan's assets.

(g)      Extraordinary items:

         The cost of early redemption of long-term debt was included in net income as an unusual item in accordance with Canadian GAAP. Under U.S. GAAP, it would have been presented as an extraordinary item for an amount of $10.8 million net of taxes of $5.2 million.

(h)      Comprehensive income:

         Under U.S. GAAP, the Company is required to disclose certain information about "comprehensive income". This information would be as follows for the years ended September 28, 2002 and September 29, 2001:

                                                         2002        2001
                                                        -------     -------

(Loss) earnings under U.S. GAAP ....................    $ (57.4)    $  11.1
Other comprehensive loss:
    Minimum pension liabilities, net of income taxes       (9.1)         --
                                                        -------     -------
Comprehensive (loss) income ........................    $ (66.5)    $  11.1
                                                        =======     =======

                                  TEMBEC INC.

              Reconciliation with United States Generally Accepted
                       Accounting Principles (Continued)

              Years ended September 28, 2002 and September 29, 2001
             (Figures in table are in millions of dollars except for
                    number of shares and per share amounts).

At September 28, 2002, and September 29, 2001, accumulated other comprehensive loss is as follows:

                                                     2002       2001
                                                    -------    -------

Minimum pension liabilities, net of income taxes    $   9.1      $  --
Cumulative exchange translation ................        3.0        3.0
                                                    -------    -------

Accumulated other comprehensive loss ...........    $  12.1    $   3.0
                                                    =======    =======

Supplementary Disclosures:

(i) Environmental cost:

         Environmental expenditures, including site rehabilitation costs, are expensed or capitalized depending upon their future economic benefit. Expenditures which prevent future environmental contamination are capitalized. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when rehabilitation efforts are likely to occur and the costs can be reasonably estimated.

(ii) Accounts receivable:

                                                        2002        2001
                                                     --------     --------

Trade   .......................................        $395.1       $405.1
Insurance claims...............................            --          0.3
Others  .......................................          96.8         71.2
                                                     --------     --------
                                                        491.9        476.6
Allowance for doubtful accounts................          13.0          6.0
                                                     --------     --------
                                                       $478.9       $470.6
                                                     ========     ========

(iii) Other assets:

         Additional information on other assets is as follows:

                                                            2002                              2001
                                              --------------------------------    --------------------------------
                                                      Accumulated                             Accumulated
                                               Cost   amortization         Net      Cost      amortization   Net
                                              ------- -------------      -------   -----   --------------   ------

Goodwill..................................    $43.6         $7.1         $36.5     $43.6        $ 5.4         $38.2
Timber rights.............................     47.4         15.3          32.1      45.7         13.8          31.9
                                               ====         ====          ====      ====         ====          ====

(iv) Accounts payable and accrued charges:

                                                           2002        2001
                                                          ------     -------

Trade accounts payable..............................       $248.2     $298.8
Accrued interest....................................         22.9       22.1
Accrued vacation and other pay benefits.............         69.2       61.3
Payable on capital projects.........................         39.2        3.3
Other accrued liabilities...........................        134.3       83.9
Income and other taxes payable......................          6.4         --

                                                           $520.2     $469.4
                                                           ======     ======

                                  TEMBEC INC.

              Reconciliation with United States Generally Accepted
                       Accounting Principles (Continued)

              Years ended September 28, 2002 and September 29, 2001
             (Figures in table are in millions of dollars except for
                    number of shares and per share amounts).

(v)      Retained earnings:

         As at September 28, 2002, retained earnings include undistributed earnings of 50 percent-or-less owned entities accounted for by the equity method for a cumulative amount of $8.8 million ($19.7 million as at September 29, 2001).

(vi)     Income taxes:

         A valuation has been established due to the uncertainty of realizing certain tax credits and capital loss carry forwards and a portion of the other deferred tax assets for 2002 and 2001.

         In management's judgment, the net deferred tax assets will more likely than not be realized as reductions of future taxable income or by utilizing available tax planning strategies.

         Earnings (loss) before income taxes and minority interests under Canadian GAAP consisted of the following:

                                                       2002        2001
                                                      -------     -------

Domestic............................................  $(230.7)    $  33.6
Foreign ............................................     (2.1)       69.8
                                                      -------     -------
                                                      $(232.8)    $ 103.4
                                                      =======     =======


         The expense (benefit) for income taxes under Canadian GAAP consists of the following:

                                                           2002        2001
                                                        -------     -------
Domestic:
    Current.........................................    $   8.3     $   9.7
    Deferred .......................................      (65.9)       (5.7)
                                                        -------     -------
                                                          (57.6)        4.0

Foreign:
    Current ........................................        9.1        25.1
    Deferred .......................................      (26.2)       (3.1)
                                                        -------     -------
                                                          (17.1)       22.0

Total:
    Current ........................................       17.4        34.8
    Deferred .......................................      (92.1)       (8.8)
                                                        -------     -------
                                                        $ (74.7)    $  26.0
                                                        =======     =======

(vii)    Stock-based compensation:

         Under U.S. GAAP, FAS 123, "Accounting for Stock-Based Compensation", was issued by the FASB in 1996. The Company has elected to continue to measure its stock-based awards using the method prescribed by APB 25. Under this method, any compensation expense relating to the Company's stock option plans would have to be reflected over the vesting periods of these options. Options granted under variable plans require that the excess, if any, of the estimated fair market value of the shares over the exercise price of the option be recorded as compensation expense over the vesting period. The application of APB 25 did not result in the recognition of compensation expense. The issuance of FAS 123 requires the Company to provide expanded disclosure regarding its stock-based employee compensation plans.

                                  TEMBEC INC.

              Reconciliation with United States Generally Accepted
                       Accounting Principles (Continued)

              Years ended September 28, 2002 and September 29, 2001
             (Figures in table are in millions of dollars except for
                    number of shares and per share amounts).

         Under Canadian GAAP, the Company adopted the new recommendations of the CICA with respect to the accounting for stock-based compensation and the stock-based payments starting September 30, 2001. Additional information regarding pro forma effect on net earnings (loss) per share is disclosed for options granted after September 29, 2001.

         Pro forma information regarding net earnings (loss) and net earnings
         (loss) per share under FAS 123 is disclosed for options granted since the date of its adoption.

         Because the Company's employee stock option have characteristics significantly different than those of traded options, and because in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the estimate does not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over 5 years, which represents the options' vesting period.

                                                         2002       2001
                                                         ------    ------
Net (loss) earnings:
As reported.......................................     $(158.5)   $77.9
Pro forma.........................................      (161.2)    75.4

Net (loss) earnings per share -- basic:
As reported.......................................       (1.84)    0.95
Pro forma.........................................       (1.87)    0.91

Net (loss) earnings per share -- diluted:
As reported.......................................       (1.81)    0.93
Pro forma.........................................       (1.84)    0.90

         The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions.

                                                           2002        2001
                                                          -------   --------

Assumptions:
    Dividend yield...................................         --%        --%
    Expected volatility..............................       33.6%      39.9%
    Risk-free interest rate..........................        4.9%       6.2%
    Expected option lives............................   7.5 years  7.5 years
                                                        ---------  ---------

Weighted average fair value of each option granted...       $4.83      $6.70
                                                        =========  =========

                                  TEMBEC INC.

              Reconciliation with United States Generally Accepted
                       Accounting Principles (Continued)

              Years ended September 28, 2002 and September 29, 2001
             (Figures in table are in millions of dollars except for
                    number of shares and per share amounts).

(viii) Business combinations:

         The 2002 and 2001 acquisitions were accounted for by the purchase method of accounting for business combinations. Accordingly, the consolidated financial statements of earnings do not include any sales or expenses related to these acquisitions prior to the respective closing dates. Following are the Company's unaudited pro forma results for 2002 and 2001 assuming the acquisitions occurred on October 1, 2000:

                                                      2002         2001
                                                    ----------   ----------

Net sales........................................     $2,976.8      $3,151.4
Net (loss) earnings..............................      (158.5)          32.6
Earnings (loss) per share:
    Basic........................................       (1.84)          0.38
    Diluted......................................       (1.84)          0.37
Weighted average number of
  outstanding Class A shares:
    Basic........................................   86,355,225    86,193,329
    Diluted......................................   87,797,594    87,674,956


         These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have actually resulted had the combinations been in effect on October 1, 2000.

(ix) Shareholders' equity:

         The indentures governing Tembec's subsidiaries contain certain restrictions on their ability to pay dividends, redeem or retire capital stock and to enter in certain transactions between affiliates. The net assets of these subsidiaries as at September 28, 2002 amount to $339.3 ($339.3 as at September 29, 2001).

(x) Impact of accounting pronouncements not yet implemented:

         (a) Business combinations and goodwill and intangible assets:

                  In July 2001, the CICA issued new Handbook sections that will require all business combinations initiated after June 30, 2001 to use the purchase method of accounting (Section 1581, "Business Combinations") and will require intangible assets with an indefinite life and goodwill to be tested for impairment on an annual basis (Section 3062, "Goodwill and Other Intangible Assets"). Effective for years starting after January 1, 2002, goodwill and indefinite life intangibles will no longer be amortized. Intangible assets with a definite life will continue to be amortized over their useful life. The new sections are consistent with SFAS 141, "Business Combinations", and SFAS 142, "Goodwill and Other Intangible Assets ", recently published by the Financial Accounting Standards Board. Adoption of the Goodwill and Other Intangible Assets section will not have a material impact on Tembec's consolidated balance sheets. The Company will apply SFAS 142 starting October 1, 2002.

                                  TEMBEC INC.

              Reconciliation with United States Generally Accepted
                       Accounting Principles (Continued)

              Years ended September 28, 2002 and September 29, 2001
             (Figures in table are in millions of dollars except for
                    number of shares and per share amounts).

         (b) Impairment or disposal of long-lived assets:

                  In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Live Assets (Statement
                  144), which supersedes both FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed for (Statement 121) and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (Opinion 30), for the disposal of a segment of a business. Statement 144 retains the fundamental provisions in Statement 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale and provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. Statement 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity.

                  The Company is required to adopt Statement 144 for the year beginning October 1, 2002. Management does not expect the adoption of Statement 144 for long-lived assets held for use to have a material impact on the Company's financial statements.

         (c) Extraordinary item related to extinguishments of debt.

                  In April 2002, the FASB issued Statement No. 145 which will require, amongst other, that for financial year commencing after May 15, 2002, gains and losses on extinguishments of debt not be treated as extraordinary items, and that previous years financial statements be reclassified. As a result, the Company in its presentation of US GAAP reconciliation will not present an extraordinary item in future periods.

         (d) Accounting for Costs Associated with Exit or Disposal Activities:

                  In June 2002, the FASB issued Statement No. 146 Accounting for Costs Associated with Exit or Disposal Activities which applies to such activities that are initiated after December 31, 2002. The Company will apply such statement to its activities for US GAAP purposes at that time.

=====================================================================

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information or representations. This
Prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of its date.

                        -----------


                     TABLE OF CONTENTS

EXCHANGE RATE DATA.......................................4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS........5
PROSPECTUS SUMMARY.......................................6
RISK FACTORS............................................14
USE OF PROCEEDS.........................................22
CAPITALIZATION..........................................23
THE COMPANY.............................................24
DESCRIPTION OF SIGNIFICANT INDEBTEDNESS.................28
THE EXCHANGE OFFER......................................31
DESCRIPTION OF THE NOTES................................39
INTEREST COVERAGE.......................................73
CREDIT RATINGS..........................................73
CERTAIN INCOME TAX CONSIDERATIONS.......................73
PLAN OF DISTRIBUTION....................................76
LEGAL MATTERS...........................................78
INDEPENDANT AUDITORS....................................78
DOCUMENTS INCORPORATED BY REFERENCE.....................78
AVAILABLE INFORMATION...................................79
DOCUMENTS FILED AS A PART OF THE REGISTRATION STATEMENT.79
RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES .................................F-1


=====================================================================

=====================================================================

                                U.S.$100,000,000

                             Tembec Industries Inc.

                            8.625% Senior Notes due
                                 June 30, 2009

             Unconditionally Guaranteed as to Payment of Principal,
                        Premium, if any, and Interest by

                                  Tembec Inc.




                                  -----------

                                   [GRAPHIC]

                                  -----------










=====================================================================

                                     Part II


                         INFORMATION NOT REQUIRED TO BE
                       DELIVERED TO OFFEREES OR PURCHASERS


Indemnification of Directors and Officers

         The laws of Canada and the Issuer's By-Laws permit indemnification of its directors and officers against certain liabilities, which could include liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").


         Section 124 of the Canadian Business Corporations Act, R.S.C., 1985, c. C-44 (the "CBCA"), provides as follows:


         "124. (1) [Indemnification] A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

                  (2) [Advance of costs] A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

                  (3) [Limitation] A corporation may not indemnify an individual under subsection (1) unless the individual

                           (a) acted honestly and in good faith with a view to
                  the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

                           (b) in the case of a criminal or administrative
                  action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.


                  (4) [Indemnification in derivative actions] A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection
         (3).

                  (5) [Right to indemnity] Despite subsection (1), an individual referred to in that subsection in is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

                           (a) was not judged by the court or other competent
                  authority to have committed any fault or omitted to do anything to have committed any fault or omitted to do anything that the individual ought to have done; and

                           (b) fulfills the conditions set out in subsection
                  (3).

                  (6) [Insurance] A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection
         (1) against any liability incurred by the individual

                           (a) in the individual's capacity as a director or
                  officer of the corporation; or

                           (b) in the individual's capacity as a director or
                  officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

                  (7) [Application to court] A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further that it sees fit.

                  (8) [Notice to Director] An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

                  (9) [Other notice] On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

         For the purposes of Section 124, "court" means, according to Section 2 of the CBCA, in the Province of Quebec, the Superior Court of the Province.

         Under the Companies Act (Quebec), the Guarantor shall assume the defense of its mandatory, prosecuted by a third person for an act done in the exercise of his duties and shall pay damages, if any, resulting from that act, unless the mandatory has committed a grievous offence or a personal offence separable from the exercise of his duties. However, in the case of a penal or criminal proceeding, the Guarantor shall assume only the payment of the expenses of its mandatory if he had reasonable grounds to believe that his conduct was in conformity with the law, or the payment of the expenses of its mandatory if he has been freed or acquitted. The Guarantor shall assume the expenses of its mandatory if, having prosecuted him for an act done in the exercise of his duties, the Guarantor loses its case and the court so decides. If the Guarantor wins its case only in part, the court may determine the amount of the expenses it shall assume. The Guarantor shall assume the obligations set out above in respect of any person who acted at its request as a director for a legal person of which it is a shareholder or creditor.

         Section 8.1 of the Issuer's By-Laws provides that no director shall be liable for the acts, receipts, neglects or default of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Issuer through the insufficiency or deficiency of title to any property acquired for or on behalf of the Issuer, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Issuer shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Issuer shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the CBCA and the regulations thereunder or from liability for any breach thereof.

         Section 8.2 of the Issuer's By-Laws further provides that subject to the limitations in the CBCA, the Issuer shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Issuer's request as a director or officer of a body corporate of which the Issuer is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Issuer or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Issuer or such body corporate, if (1) he acted honestly and in good faith with a view to the best interests of the Issuer; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.



         The Guarantor has entered into indemnity agreements with each of its directors which require the Guarantor to, among other things, pre-fund the costs, charges, expenses and other amounts for which the director would be entitled to be indemnified in this capacity as a director of the Guarantor of a subsidiary of the Guarantor (including the Issuer) under applicable law.

         The Guarantor maintains directors and officers' liability insurance in the aggregate annual amount of Cdn$50 million.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling each Registrant pursuant to the foregoing provisions, each Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

                                    Exhibits


Exhibit
Number        Description
------        -----------
3.1*          Certified copy of the resolution of the Board of Directors of Tembec Industries Inc.
              dated March 24, 2003.

3.2*          Certified copy of the resolution of the Board of Directors of Tembec Inc. dated March
              24, 2003.

4.1(1)        Tembec Inc.'s Annual Information Form dated January 23, 2003 for the fiscal year ended
              September 28, 2002.

4.2(1)        Tembec Inc.'s Audited Consolidated Financial Statements including notes thereto for the fiscal year ended September 28, 2002, together with auditor's report thereon.

4.3(1)        Management's Discussion and Analysis of financial condition and results of operations for the twelve months ended September 28, 2002.

4.4(2)        Unaudited consolidated financial statements of Tembec Inc. for the three months ended
              December 28, 2002.

4.5(2)        Management's Discussion and Analysis of financial condition and results of operations of Tembec Inc. for the three months ended December 28, 2002.

4.6(3)        Tembec Inc.'s Management Information Circular dated December 18, 2002 relating to the annual general meeting of the shareholders of Tembec Inc. held on January 23, 2003
              (excluding the Report on Executive and Other Compensation, the Performance Graph and
              Schedule A- Corporate Governance Practices).

5.1           Consent of KPMG LLP.

5.2*          Consent of McCarthy Tetrault LLP.

5.3*          Consent of Kronish Lieb Wiener & Hellman LLP.

6.1*          Power of Attorney (contained in the signature pages of the Registration Statement).

7.1           Indenture, dated as of April 6, 1999 among Tembec Industries Inc., Tembec Inc. and
              HSBC Bank U.S.A., as Trustee(4), as supplemented by the Supplemental Indenture, dated
              March 14, 2003.(5)

7.2*          Statement of Eligibility on Form T-1 of HSBC Bank U.S.A., the Trustee.

9.1           Letter of Transmittal.

9.2           Notice of Guaranteed Delivery.

---------------
*             Previously filed with the Form F-10 Registration Statement on
              March 25, 2003 (File number 333-104030).

(1) Incorporated by reference to the corresponding exhibit previously filed with the annual report on From 40-F of Tembec Industries, Inc. filed with the Securities and Exchange Commission on February
              7, 2003.

(2) Incorporated by reference to the corresponding exhibit previously filed with the report on Form 6-K of Tembec Industries, Inc. filed with the Securities and Exchange Commission on February 10, 2003.

(3) Incorporated by reference to the exhibit previously filed with the report on Form 6-K of Tembec Inc., filed with the Securities and Exchange Commission on December 20, 2002.

(4) Incorporated by reference to the exhibit previously filed with the Form F-10 Registration Statement of Tembec Industries, Inc.
              Registration Number 333-10140, filed with the Securities and Exchange Commission on March 22, 1999.

(5) Incorporated by reference to the exhibit previously filed with the Form F-10 Registration Statement of Tembec Industries, Inc.,
              Registration Number 333-104030, filed with the Securities and Exchange Commission on March 25, 2003.

                                    PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

         The Registrants undertake to make available, in person or by telephone, representatives to respond to inquiries by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

         Concurrently with the filing of this Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on F-10 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Quebec, Canada, on March 28, 2003.


                                       TEMBEC INDUSTRIES INC.



                                       By: /s/  Frank A. Dottori
                                           ------------------------------------
                                           Name:  Frank A. Dottori
                                           Title: President and Chief Executive
                                                  Officer


                                       TEMBEC INC.



                                       By: /s/  Frank A. Dottori
                                           ------------------------------------
                                           Name:  Frank A. Dottori
                                           Title: President and Chief Executive
                                                  Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.




Signature                                   Capacity                                                Date
---------                                   --------                                                ----
        *                                   Chairman of the Board and Director                   March 28, 2003
-------------------------
Jacques Giasson


        *                                   Director                                             March 28, 2003
--------------------------
Claude Boivin

        *                                   Director                                             March 28, 2003
--------------------------
James E. Brumm

        *                                   Director                                             March 28, 2003
--------------------------
Pierre Goyette




          *                                 Director                                              March 28, 2003
--------------------------
Gordon S. Lackenbauer

          *                                 Director                                              March 28, 2003
--------------------------
Bernard Lamarre

          *                                 Director                                              March 28, 2003
--------------------------
Robert K. Rae

          *                                 Director                                              March 28, 2003
--------------------------
Luc Rossignol

                                            Director                                              March 28, 2003
--------------------------
Guylaine Saucier

                                            Director                                              March 28, 2003
--------------------------
Francois Tremblay

          *                                 Director                                              March 28, 2003
--------------------------
Mary Theresa McLeod

          *                                 President and Chief Executive Officer                 March 28, 2003
--------------------------
Frank A. Dottori

          *                                 Executive Vice President, Finance and                 March 28, 2003
--------------------------                  Chief Financial Officer
Michel Dumas

* By: /s/ Frank A. Dottori
--------------------------
      Frank A. Dottori
      As Attorney-in-Fact

